UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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INTERCONTINENTALEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERCONTINENTALEXCHANGE, INC.

NOTICE OF 2009 ANNUAL MEETING

AND

PROXY STATEMENT

March 31, 2009

Dear Stockholder:

On behalf of the Board of Directors and management of IntercontinentalExchange, Inc., I am pleased to invite you to the 2009 Annual Meeting of Stockholders. The Annual Meeting will be held at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309 on Thursday, May 14, 2009 at 8:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Our directors and officers, as well as representatives from our independent registered public accounting firm will be present to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2009

NOTICE HEREBY IS GIVEN that the 2009 Annual Meeting of Stockholders of IntercontinentalExchange, Inc. will be held at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309 on Thursday, May 14, 2009 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1. The election of ten directors to serve until the 2010 Annual Meeting of Stockholders;

2. The approval of the IntercontinentalExchange, Inc. Executive Bonus Plan;

3. The approval of the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan;

4. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

5. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 17, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

If you hold your shares of common stock through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 17, 2009.

A list of stockholders entitled to vote at the 2009 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328 during the ten days prior to the meeting, during ordinary business hours, and at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309 during the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND, STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

Atlanta, Georgia

March 31, 2009

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by IntercontinentalExchange, Inc.

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IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, Georgia 30328

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2009

INTRODUCTION

This Proxy Statement is furnished to the stockholders of IntercontinentalExchange, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2009 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the Four Seasons Hotel, 75 Fourteenth Street Atlanta, Georgia 30309 on Thursday, May 14, 2009 at 8:30 a.m., local time. The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 31, 2009.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “IntercontinentalExchange” and “ICE” refer to IntercontinentalExchange, Inc.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

The securities that can be voted at the Annual Meeting consist of our common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders for approval. The holders of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 17, 2009. On the record date, 72,735,361 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

There are four proposals from ICE to be considered and voted on at the meeting:

•	To elect ten directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To approve the IntercontinentalExchange, Inc. Executive Bonus Plan;

•	To approve the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan; and

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” approval of the Executive Bonus Plan.

•	“FOR” approval of the 2009 Omnibus Incentive Plan.

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 17, 2009 will be available for inspection as described below under How can I view the stockholders list?.

•	If you hold Common Stock that is registered in your name on the records of ICE maintained by its transfer agent, Computershare Investor Services, you are a stockholder of record; or

•	If you hold Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328, during ten days prior to the Annual Meeting, during ordinary business hours, and at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Investor Relations at (770) 857-4700 or ir@theice.com.

How do I vote?

You may submit your proxy with voting instructions in one of three ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting, which can also be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 13, 2009.

•

By Telephone. By calling the toll-free number for telephone voting that can be found on the enclosed proxy card (800-690-6903). You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 13, 2009.

•

By Mail. Complete the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Daylight Time, on May 13, 2009.

You may also vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below.)

If your shares of Common Stock are held in “street name” (i.e., through a bank, broker or other nominee), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of Common Stock for more information.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of Common Stock as of the close of business on March 17, 2009.

If you hold shares of Common Stock in “street name” and would like to vote in person at the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on March 17, 2009. Alternatively, you may contact the institution in whose name your shares are registered and obtain a proxy from that institution and bring it to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke a proxy at any time before it is exercised by:

•	filing a written revocation with the Secretary of ICE,

•	submitting a proxy bearing a later date (by Internet, telephone or mail), or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the New York Stock Exchange (“NYSE”), any beneficial owner of our Common Stock whose shares are held in street name by a NYSE member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.

Attending the Annual Meeting will not automatically revoke a proxy that was submitted by Internet, telephone or mail.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of ICE’s director nominees, FOR the approval of the Executive Bonus Plan, FOR the approval of the 2009 Omnibus Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a broker and do not provide voting instructions, can my broker still vote my shares?

Under NYSE member rules, a member broker (i.e., a member of NYSE) who holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares for the election of directors and the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. With respect to the proposals to approve the Executive Bonus Plan and the 2009 Omnibus Incentive Plan, if you do not provide voting instructions to your broker, your broker will not vote your shares and such withheld votes will not be treated as a vote “For” or “Against” the ratification or approval of these matters and therefore will have no effect on the vote. However, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received by that broker from all other stockholders.

How many votes are required to transact business at the Annual Meeting?

A majority of all issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Under our Amended and Restated Bylaws, a plurality of the votes cast by stockholders represented and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees.

Approval of the Executive Bonus Plan

Under our Amended and Restated Bylaws, the affirmative vote of the majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the Executive Bonus Plan. Abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the approval and therefore will have no effect. An abstention from voting on this matter will be treated as “present” for quorum purposes. Please note that under NYSE rules, this proposal is not considered in the “ordinary course of business.” Therefore, if your broker holds shares of Common Stock in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is NOT entitled to vote your shares of Common Stock on this proposal.

Approval of the 2009 Omnibus Incentive Plan

Under our Amended and Restated Bylaws, the affirmative vote of the majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the 2009 Omnibus Incentive Plan. Abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” approval and therefore will have no effect. An abstention from voting on this matter will be treated as “present” for quorum purposes. Please note that under NYSE rules, this proposal is not considered in the “ordinary course of business.” Therefore, if your broker holds shares of Common Stock in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is NOT entitled to vote your shares of Common Stock on this proposal.

Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

Under our Amended and Restated Bylaws, the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Abstentions, Broker Non-Votes and Withheld Votes

Because directors are elected by a plurality of the votes cast, an abstention, broker non-vote or withheld vote will have no impact on the election.

In the case of the approval of the Executive Bonus Plan, the 2009 Omnibus Incentive Plan and ratification of the appointment of Ernst & Young LLP, only votes cast “for” or “against” the approval or ratification will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote.

Who pays for the expenses of this proxy solicitation?

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials and Annual Report

Annual Report

The Annual Report of IntercontinentalExchange, Inc. for the fiscal year ended December 31, 2008 (the “Annual Report”), which includes our Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”), is being mailed with this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. The Annual Report is also available on our website at www.theice.com. We will also provide a copy of the Annual Report to stockholders at no charge upon written or oral request. See Distribution of Certain Documents below.

This Proxy Statement and Annual Report are available at www.proxyvote.com.

Also, we are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (the “SEC”). Copies of these filings are available through our website at www.theice.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our 10-K, without charge to any stockholder upon written or verbal request to us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail ir@theice.com.

Distribution of Certain Documents

In accordance with a notice sent to certain street name stockholders of our Common Stock who share a single address, only one copy of this Proxy Statement and our Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report, he or she may contact us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request “householding” in the future by also contacting Investor Relations.

ITEM 1 — ELECTION OF DIRECTORS

Board of Directors

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors sets the number of directors who may serve on the Board of Directors at any time. The size of our Board of Directors is currently set at 11 directors and presently consists of ten directors. Following the Annual Meeting, our Board of Directors will consist of ten directors. All of our directors are elected annually for a one-year term expiring at the next annual meting of stockholders. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal.

The Nominating and Corporate Governance Committee of our Board of Directors has been conducting a search for a director candidate to fill the vacancy created by the retirement of Dr. Richard Sandor on March 13, 2008. For a discussion of our policy regarding qualification and nomination of director candidates, see Corporate Governance – Nomination of Directors below.

Nominees for Election as Directors at the 2009 Annual Meeting

On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the persons named below for election as directors at the Annual Meeting, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2010. All of the nominees currently are members of the Board of Directors. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that each of our non-employee directors, other than Mr. Schoenhut, is independent in accordance with the listing standards of NYSE and our Board of Directors Governance Principles as described below under Corporate Governance – Independent Non-Employee Directors.

Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. Proxies cannot be voted for a greater number of directors than the ten nominees named in this Proxy Statement.

Set forth below are the nominees’ names, biographical information, age and the year in which each was first elected a director of ICE:

Name	Biographical Information	Age	Director Since
Charles R. Crisp	Mr. Crisp is the retired President and Chief Executive Officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, served as President and Chief Operating Officer of Tejas Gas Corporation. Mr. Crisp currently serves as a director of EOG Resources, Inc., AGL Resources, Inc. and Targa Resources, Inc. Mr. Crisp holds a B.S. degree in Chemical Engineering from Texas Tech University and completed the Program for Management Development at Harvard Graduate School of Business.	61	2002

Name	Biographical Information	Age	Director Since
Jean-Marc Forneri	Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, Mr. Forneri headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, Mr. Forneri was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. Mr. Forneri is also a director of Balmain SA, Banque Lyonnaise Bonnasse, SAFRAN, Grand Port Maritime de Marseille and Friends of Paris Museum of Modern Art. Mr. Forneri holds a B.S. in Political Science from the Ecole Nationale d’Adminstration.	49	2002
Fred W. Hatfield	Mr. Hatfield is the founder of Hatfield Advisory Services and a Senior Counselor for Federal Regulatory Affairs at Public Insight, LP. Mr. Hatfield has served on the board of directors of ICE Futures U.S., Inc., our wholly-owned subsidiary, since January 2007. Currently he serves on the board of directors of the Managed Funds Association and he is a member of the Obama Economic Policy Advisory Committee, Competitiveness: Strengthening America’s Business Climate. Prior to that, Mr. Hatfield served as a Public Policy Advisor at Patton Boggs, LLP from 2006 to 2007 and he was a Commissioner of the Commodity Futures Trading Commission (CFTC) from 2004 to 2006. Mr. Hatfield served as Chief of Staff to former Senator John Breaux (D-LA) from 1995 to 2004 and former House Majority Whip, Tony Coelho (D-CA) from 1980 to 1989. He has over ten years experience in the areas of energy, private equity/venture capital/hedge funds, and financial services and products. Mr. Hatfield served as Deputy Commissioner General of the U.S. Pavilion at the World’s Fair in Lisbon, Portugal in 1998. He has a B.A. degree from California State University.	54	2007
Terrence F. Martell, Ph.D.	Dr. Martell is the Director of the Weissman Center for International Business at Baruch College/CUNY, where he is also the Saxe Distinguished Professor of Finance. As Director of Weissman Center for International Business, Dr. Martell oversees a myriad of international programs and projects. His particular area of expertise is international commodity markets and he teaches and conducts research in this area. Dr. Martell serves on the board of directors of ICE Futures U.S., Inc., where he is Vice Chairman. Prior to joining Baruch College in 1988, Dr. Martell was Senior Vice President of the Commodity Exchange, Inc. in New York City. Dr. Martell is currently a board member of the Manhattan Chamber of Commerce and is a member of the Executive Committee of the Chamber. He is also a trustee of the PSC/CUNY Welfare Fund, which manages health benefits for the employees of City University of New York. He has a B.A. in Economics from Iona College and a PhD in Finance from Pennsylvania State University.	63	2007

Name	Biographical Information	Age	Director Since
Sir Robert Reid	Sir Robert Reid was the Deputy Governor of the Halifax Bank of Scotland from 1997 until 2004. He has served as the Chairman of the boards of directors of ICE Futures Europe since 1999 and ICE Clear Europe since 2008, each a wholly-owned subsidiary. He spent much of his career at Shell International Petroleum Company Limited, and served as Chairman and Chief Executive of Shell U.K. Limited from 1985 until 1990. He became Chairman of the British Railways Board in 1990, and retired from that post in 1995. From 1994 to 1997, he was Chairman of London Electricity. He was Chairman of the Council of The Industrial Society between 1993 and 1997, Chairman of Sears plc from 1995 until 1999, Chairman of Sondex Limited from 1999 until 2002 and Chairman of Kings Cross Partnership from 1999 until 2003. He also served as a Non-Executive Director on the boards of Avis Europe from 2002 until 2004 (Chairman), Sun Life Financial Services of Canada from 1999 until 2004, Siemens from 1998 until 2006, The Merchants Trust from 1995 until 2008 and CHC Helicopter Corporation from 2004 until 2008. He has served on the boards of directors of Benella Limited since 2004, Diligenta Limited since 2005, Jubilant Energy NV since 2007 and EEA Helicopter Operations B.V. since 2008. He received his Knighthood in Queen Elizabeth’s 1990 Birthday Honours.	74	2001
Frederic V. Salerno	Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX from 1991 to 1997. Mr. Salerno served on the boards of directors of Verizon Communications, Inc. from 1991 to 2001, AVNET, Inc. from 1993 to 2003, Consolidated Edison, Inc. from 2002 to 2007, The Bear Stearns Companies, Inc. from 1993 to 2008, and was Chairman of Orion Power from 1999 until its sale in 2001. He has served on the boards of directors of Viacom, Inc. since 1996, Akamai Technologies, Inc. since 2002, Popular, Inc. since 2003, CBS Corporation since 2007 and National Fuel Gas Company since 2008. He has a B.S. in Engineering from Manhattan College and an MBA from Adelphi University.	65	2002

Name	Biographical Information	Age	Director Since
Frederick W. Schoenhut	Mr. Schoenhut has served as the chairman of the board of directors of ICE Futures U.S., Inc. since 2003. In September 1980, Mr. Schoenhut formed Copia Trading Co., Ltd., a futures execution firm on the Coffee, Sugar & Cocoa Exchange (CSCE) trading floor. He has served as Executive Committee Chairman, Floor Committee Chairman, Operations and Technology Committee Chairman, as well as in various other committee leadership posts. Mr. Schoenhut chaired the NYBOT Relocation Committee, which was responsible for finding new facilities for NYBOT following the destruction of its trading and administrative facilities in the September 11 terrorist attacks. Mr. Schoenhut serves on the Boards of the United States Indian American Chamber of Commerce, the Commodities Floor Brokers and Traders Association and the Manhattan Chamber of Commerce. Mr. Schoenhut holds a B.S. degree in Electrical Engineering from Clarkson University.	52	2007
Jeffrey C. Sprecher	Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as our Chairman of the Board of Directors since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction, operation, and financial performance. Mr. Sprecher purchased CPEX, our predecessor company, in 1997. Prior to joining CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, Mr. Sprecher was responsible for a number of significant financings. Mr. Sprecher serves on the U.S. Commodity Futures Trading Commission Global Market Advisory Committee and is a member of the Energy Security Leadership Council. In 2002, Mr. Sprecher was recognized by Business Week magazine as one of its Top Entrepreneurs. Mr. Sprecher holds a B.S. degree in Chemical Engineering from the University of Wisconsin and an MBA from Pepperdine University.	54	2001
Judith A. Sprieser	Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, Ms. Sprieser was Executive Vice President of Sara Lee Corporation, serving prior to that as Sara Lee’s Chief Financial Officer. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999, USG Corporation since 1994, Reckitt Benckiser, plc since 2003, Royal Ahold N.V. since 2006, Adecco S.A. since 2008 and is a member of Northwestern University’s Board of Trustees. She has a B.A. degree and an MBA from Northwestern University.	55	2004

Name	Biographical Information	Age	Director Since
Vincent Tese	Mr. Tese currently serves as Chairman of Wireless Cable International, Inc., a position he has held since 1995. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities trading and investment management company from 1977 to 1982, where he traded on the COMEX. He was also a co-founder of Cross Country Cable TV. Mr. Tese served as a member of the board of directors of The Bear Stearns Companies, Inc. from 1994 to 2008 and Custodial Trust Company from 1996 to 2008 and currently serves as a member of the boards of directors of Bowne & Co., Inc., Cablevision, Inc., Cabrini Mission Society, Municipal Art Society, Xanboo Inc., NRDC Acquisition Corp. and Mack-Cali Reality Corporation and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.	66	2004

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO THE BOARD.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board of Directors and through committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In 2008, our Board of Directors held 16 meetings, the Audit Committee held 11 meetings, the Compensation Committee held 11 meetings and the Nominating and Corporate Governance Committee held five meetings. Our non-management directors meet regularly in executive session without management participation, as required by NYSE listing standards. Mr. Salerno has been appointed by the Board of Directors as the non-management lead director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board of Directors and any committees on which the director serves. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of which he or she is a member. As a matter of policy, it is expected that each director and nominee will attend annual meetings of stockholders. We currently expect that all of our directors and nominees will attend this Annual Meeting. All members of our Board of Directors at the time attended last year’s Annual Meeting other than Mr. Forneri, who was unable to attend.

Audit Committee

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our systems of internal controls regarding finance, accounting and legal compliance;

•	the independence, qualification and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our auditing, accounting and financial reporting processes generally.

The Audit Committee is governed by a written Audit Committee Charter, which has been approved by our Board of Directors. We amended our Audit Committee Charter in December 2008. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The members of the Audit Committee are Messrs. Salerno (Chairperson) and Martell and Ms. Sprieser. The Board of Directors has determined that Mr. Salerno is an audit committee financial expert.

Compensation Committee

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a “Nonemployee Director” under the Exchange Act, and meet the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer;

•	evaluates our Chief Executive Officer’s performance and sets his compensation based on this evaluation;

•	approves, in consultation with our Chief Executive Officer, the compensation of our officers who are appointed by our Board of Directors;

•	reviews and approves option grants, bonus payments and stock awards;

•	exercises general oversight over our benefit plans and evaluates any proposed new retirement or executive benefit plans; and

•	reviews and approves any severance or similar termination payments proposed to any current or former executive officers.

The Compensation Committee is governed by a written Compensation Committee Charter approved by our Board of Directors. We amended our Compensation Committee Charter in May 2008. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The members of the Compensation Committee are Messrs. Tese (Chairperson), Crisp and Reid.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•	selecting director nominees for the next annual meeting of stockholders;

•	developing and maintaining a set of corporate governance guidelines;

•	reviewing and approving related-party transactions;

•	devising a code of business conduct and ethics for directors, officers and employees; and

•	monitoring and safeguarding the Board of Directors’ independence.

The Nominating and Corporate Governance Committee is governed by a written Nominating and Corporate Governance Committee Charter approved by our Board of Directors. We amended our Nominating and Corporate Governance Committee Charter in May 2008. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The members of the Nominating and Corporate Governance Committee are Ms. Sprieser (Chairperson) and Mr. Hatfield, Mr. Forneri and Sir Reid.

CORPORATE GOVERNANCE

Independent Non-Employee Directors

The IntercontinentalExchange, Inc. Board of Directors Governance Principles (the “Governance Principles”) adopted by our Board of Directors described below provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. Following the election of the nominees to the Board of Directors, eight of our ten directors holding office will be independent directors. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that each non-management director and nominee, except for Mr. Schoenhut, is independent in accordance with NYSE listing standards and our Governance Principles, and does not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Our Board of Directors and the Nominating and Corporate Governance Committee determined that Mr. Schoenhut was not independent due to his prior involvement with the operations of ICE Futures U.S., Inc., one of our subsidiaries, and his commercial relationships with ICE Futures U.S. In making its independence determinations, our Board of Directors and the Nominating and Corporate Governance Committee considered transactions, if any, between each non-employee director and ICE, including the following commercial relationship involving Mr. Hatfield that our Board of Directors and the Nominating and Corporate Governance Committee found to be immaterial under the NYSE listing requirements and our Governance Principles. From January 1, 2007 through August 31, 2007, Mr. Hatfield was employed by Patton Boggs LLP, a law firm retained by ICE to perform certain lobbying work for a retainer of $25,000 per month. Mr. Hatfield was the person primarily responsible for providing these services to ICE in connection with its engagement of Patton Boggs. However, ICE no longer retains Patton Boggs for lobbying work. Given the amount of consideration paid to Patton Boggs, the size of the law firm, and the fact that Mr. Hatfield is no longer employed with Patton Boggs, the Nominating and Corporate Governance Committee and our Board of Directors concluded that this relationship was immaterial and did not impair Mr. Hatfield’s qualification as an independent director under the NYSE listing standards or our Governance Principles. However, due to the indirect benefit he received, the Nominating and Corporate Governance Committee concluded that he will only be eligible to serve on the Nominating and Corporate Governance Committee and not be eligible to serve on the Audit or Compensation Committees.

Nomination of Directors

Our Board of Directors is responsible for approving candidates for board membership and has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. In furtherance of this process, our Board of Directors and Nominating and Corporate Governance Committee have adopted the IntercontinentalExchange, Inc. Policy Regarding Qualification and Nomination of Director Candidates.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess strong personal attributes and sufficient experience to assure effective service on our Board of Directors. Personal attributes considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include: leadership, ethical nature, contributing nature, independence, interpersonal skills and effectiveness. Experience and qualifications considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include: financial acumen, general business experience, industry knowledge, diversity of view points, special business experience and expertise in a relevant area. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of our Board of Directors and ICE at that time given the then current mix of director attributes.

The Nominating and Corporate Governance Committee will use a variety of methods to identify and evaluate nominees for director. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating and Corporate Governance Committee members, (ii) other directors, (iii) management and (iv) our stockholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. The Nominating and Corporate Governance Committee is currently searching for a director candidate who adds to the skill set possessed by the current members of the Board of Directors, including candidates who have experience in U.S. politics or the credit default swap market. To date, the Nominating and Corporate Governance Committee has vetted multiple candidates to fill the vacant board seat, but has not yet nominated a potential candidate.

Once director candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate’s progress. Using input from such interviews and other information obtained by it, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director’s satisfaction of the qualifications described above and his or her performance as a director during the preceding year. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth below under Stockholders Recommendations for Director Candidates have been followed.

All of the current nominees for director recommended for election by the stockholders at the 2009 Annual Meeting are current members of the Board of Directors. Based on the Nominating and Corporate Governance Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and their performance as directors in 2008, the Nominating and Corporate Governance Committee has decided to recommend the nominees for re-election and the Board of Directors has approved such recommendation. The Nominating and Corporate Governance Committee has not received any nominations from stockholders for the 2009 Annual Meeting.

Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting is required to give written notice to our Secretary of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see Stockholders’ Proposals for 2010 Annual Meeting below for additional information.

To recommend a nominee, a stockholder should write to Corporate Secretary, c/o IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•	such stockholder’s name and address;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by such stockholder;

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting; and

•

information disclosing all ownership interests in ICE, including derivatives, hedged positions and other economic and voting interests, as specified in items (iv) through (xiv) under Stockholders’ Proposals for 2010 Annual Meeting below.

Board of Directors Governance Principles

We have adopted Governance Principles that guide the Board of Directors on matters of corporate governance, including composition of the Board of Directors; duties and responsibilities of the Board of Directors; committees of the Board of Directors; leadership, functioning and evaluation of the Board of Directors; director independence, orientation, compensation, education and access to management; access to independent advisors by our Board of Directors; and director compliance with the Code of Business Conduct and Ethics. As specified by the Governance Principles, the Chief Executive Officer of ICE shall be the Chairman of the Board of Directors and the independent directors shall elect from their ranks a lead director. The independent directors of ICE have elected Frederic Salerno as the lead director for 2009, a position he held throughout 2008. As lead director, Mr. Salerno presides at all executive sessions of the non-management directors. The Governance Principles also provide that non-management directors meet in executive session without the participation of management at all regularly scheduled meetings of the Board of Directors as deemed necessary and at any other time as necessary to fulfill the Board of Directors’ responsibilities. In addition, the Governance Principles also state that if all non-management directors are not independent directors, then the independent directors will meet at least once annually. A copy of the Governance Principles is available on our website at www.theice.com. We will provide a printed copy of the Governance Principles to stockholders upon request.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer

(who is both our principal financial officer and principal accounting officer), as well as all other employees, as indicated above. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.theice.com. We will provide a printed copy of the Code of Business Conduct and Ethics to stockholders upon request.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to:

Corporate Secretary

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, GA 30328

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party. Communications are distributed to the Board of Directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. Information about our Board of Directors communications policy can be found on our website at www.theice.com under the links “About ICE — Investors & Media — Corporate Governance — Board Communication Policy.”

COMPENSATION DISCUSSION & ANALYSIS

Introduction

Our Compensation Committee is charged with the responsibility of designing, administering and implementing our executive compensation programs. The Compensation Committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Code. The Compensation Committee determines the type and level of compensation for executive officers (generally defined as Section 16 officers under the Exchange Act, but the Compensation Committee has historically included all corporate officers under this definition), reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s annual bonus plan and all of ICE’s equity compensation plans. The Compensation Committee Charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.

In this section, we discuss certain aspects of our compensation program as it relates to our principal executive officer (Jeffrey C. Sprecher, Chairman and Chief Executive Officer), our principal financial officer (Scott A. Hill, Senior Vice President, Chief Financial Officer), and our three other most highly-compensated executive officers in 2008 (Charles A. Vice, President and Chief Operating Officer; David S. Goone, Senior Vice President, Chief Strategic Officer; and Edwin D. Marcial, Senior Vice President, Chief Technology Officer). These individuals are referred to as our “Named Executive Officers” or “NEOs”.

Compensation Objectives, Components and Practices

Our executive compensation philosophy is to link compensation with individual achievement, company performance, and the creation of stockholder value. This is accomplished through four primary objectives:

•	attract, retain and reward executive officers capable of achieving ICE’s business objectives;

•	offer competitive compensation opportunities that reward individual contributions and corporate performance;

•	align the interests of executive officers and stockholders through long-term equity incentives; and

•	pay total compensation that is commensurate with the performance achieved and value created for stockholders.

Our compensation program offers several distinct elements that are designed to align performance, retain our executives and reward the achievement of the objectives outlined above, including:

•

Base salary: The foundation of our executive compensation framework is base salary, which enables us to recruit and retain qualified employees and to offer a competitive compensation program. We operate in global and competitive markets, and a competitive base salary is required to develop and maintain a workforce capable of accomplishing ICE’s business objectives. We offer base salaries commensurate with the experience of the executive and the scope of their role.

•

Annual bonus: Our bonus plan is designed to reward the accomplishment of our short-term (i.e., approximately one-year) performance targets. Generally, these targets reflect a balance between growth targets, profitability metrics, and other key strategic objectives, with a significant portion of the bonus plan funding tied to corporate financial results and a significant degree of “stretch” built in to encourage outstanding corporate performance. These bonuses include primarily quantitative but also qualitative components.

•

Equity compensation: Since our inception, we have offered broad-based equity awards that are intended to align the interests of all employees, including executive officers, and stockholders over a long-term (i.e., greater than one-year) period. We have used a variety of equity vehicles, including stock options, time-vesting restricted stock, and performance-based restricted stock to deliver long-term incentive compensation in a manner that is intended to align employee interests with the interests of our stockholders, while serving as a retention tool through multi-year vesting schedules. Equity holding requirements are also in place for all of our officers. At more senior levels (i.e., officers and executive officers), the Compensation Committee places a heavier emphasis on performance-based rewards that are generally comprised of a combination of stock options that only deliver value if ICE’s share price increases above the strike price on the date of grant and other forms of performance-based awards that incorporate stretch targets so that the awards “pay for themselves” though increased earnings.

•	Benefits and perquisites: As with the base salary, our benefits and perquisites are intended to attract and retain employees through a competitive and comprehensive benefits program.

For each NEO, the Compensation Committee reviews each element of compensation against relevant and available market data, and targets the competitive market range, which has historically been between the 50th and 75th percentile. Mr. Sprecher provides input to the Compensation Committee regarding his views on the performance of the other officers during the Compensation Committee’s annual review of salary, bonuses and equity awards. Overall, the Compensation Committee focuses on the “total cost of management,” which is a comprehensive review of all compensation elements for the corporate officer group. We strive to maintain a low fixed cost structure, which generally consists of the base salary and benefits and perquisites elements described above. The variable compensation elements consist of the annual bonuses and equity awards, which primarily are designed to deliver value to the executives only if we achieve or exceed our performance objectives. ICE has maintained a “pay for performance” orientation since its founding in May 2000. While we do not maintain formal targets for the allocation of total compensation through each of the compensation elements outlined above, our compensation structure is designed to deliver the majority of its value through variable pay elements. In 2008, the average mix of compensation for our NEOs was approximately 63% long-term incentive pay (primarily stock options and performance-based restricted stock awards), 20% non-equity incentive plan compensation (the 2008 bonus awards) and 17% base salary. As noted above, our Compensation Committee does not prescribe specific targets for the mix of compensation but rather at the end of each year reviews our performance compared to our peers, compares our mix of compensation to our peers and attempts to align our mix of compensation with our short- and long-term goals.

The Compensation Committee utilizes a peer group to benchmark ICE’s total compensation program. ICE’s peer group includes comparably-sized financial exchanges, financial services providers, technology companies and related companies based on metrics such as revenue, market capitalization, and number of employees. The peer group is reviewed annually by the Compensation Committee and adjustments are made as necessary. In 2008, on the recommendation of Towers Perrin HR Services (“Towers Perrin”), our compensation consultant, we decided to reduce the number of companies in the peer group from 35 to 23 to take into consideration changes in the financial and performance metrics noted above, consolidation by certain members of the 2007 peer group, and the addition of certain other peer companies. The Compensation Committee reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation. For 2008, this peer group was comprised of 23 publicly traded financial exchanges, “e-financial services,” and technology companies that were comparable to ICE in terms of revenue, employees, revenue per employee, market capitalization, and market capitalization per employee. The 2008 peer group consisted of the following companies:

• Citrix Systems Inc.	• Investment Technology Group, Inc.	• NYSE Euronext
• CME Group, Inc.	• Knight Capital Group Inc.	• optionsXpress Holdings, Inc.
• eSpeed, Inc. (now BGC Partners, Inc.)	• MarketAxess Holdings Inc.	• Salesforce.com Inc.
• E*TRADE Financial Corp.	• MBIA Inc.	• TD Ameritrade Holding Corp.
• FactSet Research Systems Inc.	• MF Global Ltd.	• TradeStation Group, Inc.
• FCStone Group Inc.	• Moodys Corp.	• Verisign Inc.
• GFI Group Inc.	• The Nasdaq OMX Group Inc.	• eBay, Inc.
• Interactive Brokers Group Inc.	• NYMEX Holdings Inc.*

*	This entity was acquired by CME Group, Inc. after the date that Towers Perrin gathered the peer group benchmarking information.

Compensation Consultant

The Compensation Committee has engaged a compensation consulting firm to serve as its external advisor since the founding of ICE in 2000. During 2008, the Compensation Committee continued the retainer of Towers Perrin to advise the Compensation Committee on executive compensation matters as requested by the Compensation Committee. Towers Perrin provided competitive equity, bonus and salary data for certain positions within ICE, provided general benchmarking data against our peers, and helped analyze our equity award programs.

The NEOs have not participated in the selection of this or any other compensation consultant. A representative from Towers Perrin attends most Compensation Committee meetings and is available between meetings to act as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm and in the past, management has hired Towers Perrin for compensation benchmarking, benefits advisory services, and other human resources consulting services. Towers Perrin prepares a comprehensive benchmarking report based on ICE’s peer group that is used by the Compensation Committee in making decisions regarding base salary, annual bonuses and equity compensation.

Towers Perrin’s 2008 analysis focused on a review of competitive compensation practices for a sample of the top 30 executive positions at ICE, based on proxy statement data for the 23 companies in the peer group described above, as well as published survey data. Based on this review, our mix of compensation emphasizes variable incentive compensation (as opposed to a fixed model of compensation) to a greater degree than the peer group average. This focus on variable incentive compensation is consistent with the Compensation Committee’s emphasis on performance-based rewards for executive officers, which are comprised of a combination of stock options and other forms of performance-based awards that incorporate stretch targets.

Base Salary

ICE targets a base salary for each officer that is between the median and 75th percentile of the market depending on the officer’s experience in their respective position and individual performance. Executive officers are eligible for a base salary increase each year that is determined under the business-wide performance review process and salary increase guidelines.

During 2008, the Compensation Committee met to review and approve base salary increases for the group of executive officers. The Compensation Committee reviewed a comprehensive benchmarking report from Towers Perrin at its May 2008 meeting. This report relied on base salary comparisons against peer companies and published compensation surveys. Generally, ICE’s executive officers were positioned within its target market position between the 50th and 75th percentile. In May 2008, based on a review of market comparisons for similar positions and in consultation with Towers Perrin, the Compensation Committee approved salary increases for Mr. Sprecher from $725,000 to $780,000, for Mr. Hill from $390,000 to $414,000, for Mr. Vice from $500,000 to $530,000, for Mr. Goone from $460,000 to $488,000, and for Mr. Marcial from $390,000 to $406,000. All salary increases for the NEOs were effective as of January 1, 2008. In evaluating salary increase proposals, the Compensation Committee considered the scope of the officer’s particular job, any changes in duties or responsibilities, his or her performance in the role, the expected value of the officer’s future impact or contribution to ICE’s success and growth, benchmarking compensation data, geographic pay differentials, ICE’s recent fiscal performance, and market competitiveness. For example, ICE’s financial performance and financial-based metrics were at or above the 73rd percentile compared to the peer group for all measures, which included revenue growth, EBITDA growth, net income growth, total shareholder return, revenue per employee and market capitalization per employee, while base salaries for our executive officer’s ranged between the 50th and 75th percentiles.

In 2009, the Compensation Committee determined to freeze salaries at the current levels for the NEOs for fiscal year 2009. The Compensation Committee must approve base salary changes for each of the executive officers, and can exercise its discretion to modify any recommendations regarding proposed salary adjustments.

Annual Bonus

ICE’s annual bonus plan is structured to deliver total cash compensation (base salary plus annual bonus) that is competitive with our peers for commensurate performance, and we target a range between the median and 75th percentile of the market depending on the officer’s experience in their respective position and corporate and individual performance. Target annual bonus award opportunities are established at the beginning of the fiscal year and are reviewed annually. In May 2008, the bonus targets were increased from 85% to 125% of base salary for the Chief Executive Officer, from 70% to 85% of base salary for the President, and from a range of 55% to 60% to a range of 70% to 85% of base salary for Senior Vice Presidents. The annual bonus targets changed to better align with the competitive benchmarking report completed in May 2008. The benchmarking report illustrated that our target bonuses fell slightly below the 50th percentile in the aggregate compared to our peer group. Despite these targets, actual awards granted in any year may range from no payouts to bonus payments above the established target level based on company and individual performance. Historically, we have not paid bonuses to executive officers in excess of 200% of the established target level.

We grant bonus awards based on the achievement of specific, well-defined Management Business Objectives (“MBOs”) that are established by the Compensation Committee early in each fiscal year. Each year, we establish a bonus pool for all employee awards, the size of which is primarily based on our relative performance against a series of financial and non-financial MBOs (e.g., revenue growth; net income performance; earnings before interest, taxes, depreciation and amortization (“EBITDA”); market share; product launches, integration of acquisitions); and other key performance metrics such as strategic merger and acquisition activity and key technology initiatives. Individual awards are granted based on the employee’s results relative to a series of individual performance metrics. The individual MBOs for 2008 included metrics related to realization of synergies and implementation of the integration plans for mergers, development and implementation of our clearing strategy, regulatory compliance, trading system performance, accurate and timely production of financial results and public filings, and fulfilling corporate growth initiatives. The components of the EBITDA measurement are disclosed in our financial statements, which are publicly available and filed with the SEC. This performance review necessarily involves a subjective assessment of corporate and individual performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors that balance both growth and profitability metrics and evaluates Company and individual performance against that mix. The Compensation Committee believes that it is appropriate to use subjective assessments for the annual bonus determination in light of ICE’s rapid growth, its rapidly changing industry, the existence of few direct peer companies, and the challenges inherent in establishing objective and strictly budget-based goals in a dynamic environment. The Compensation Committee reviews ICE’s performance relative to the MBOs throughout the year on a quarterly basis, and also monitors and approves the bonus accruals throughout the fiscal year. The Compensation Committee strives to set the performance targets for the annual bonus plan at levels that are achievable but challenging, and incorporate a significant degree of “stretch” to encourage and reward outstanding corporate performance. The payout structure is leveraged to provide higher payouts in years of exceptional performance while performance below the target level(s) will yield lower payouts.

In December 2008, the Compensation Committee reviewed ICE’s performance against the MBOs established for the year and, by applying the framework discussed above, authorized payouts that, on average, were 139% of the target annual bonus award for NEOs, with no NEO awarded a payout in excess of 152% of their established target. While reviewing ICE’s performance, the Compensation Committee examined financial and non-financial targets to determine the annual bonus awards. The non-financial factors evaluated at the end of 2008 included:

•	the launch of ICE Clear Europe,

•	the completion of the acquisitions of Creditex Group, Inc. and YellowJacket, Inc.,

•	the announcement to acquire The Clearing Corporation and form ICE US Trust LLC,

•	the transition of Russell index contracts on an exclusive basis to ICE Futures U.S., and

•	improvements made to our trading platform and in certain operational metrics.

The financial targets used in 2008 included a consolidated revenue target of $760 million, consolidated net income target of $337 million, and consolidated EBITDA target of $573 million. In 2008, consolidated revenue was $813.1 million, or growth of 42%, as compared to 2007 revenue of $574.3 million, consolidated net income was $301.0 million, or growth of 25%, as compared to 2007 net income of $240.6 million, and consolidated EBITDA was $555.8 million, or growth of 44%, as compared to 2007 EBITDA of $386.3 million.

ICE has used these combined financial and non-financial metrics to help determine annual bonus awards for the last six years and annually reviews the metrics to be used for the next year. The following annual bonus awards for fiscal year 2008 were paid in cash and were approved by the Compensation Committee:

Name and Position	2008 Annual Bonus
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$1,372,000

Charles A. Vice President and Chief Operating Officer	$612,500

David S. Goone Senior Vice President, Chief Strategic Officer	$539,000

Scott A. Hill Senior Vice President, Chief Financial Officer	$441,000

Edwin D. Marcial Senior Vice President, Chief Technology Officer	$392,000

Annual bonus awards are payable in cash, and generally paid in January of the year following the completed fiscal year. All annual bonus awards for the NEOs were paid in cash during January 2009, and are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Equity Compensation

The Compensation Committee believes that long-term incentives, primarily delivered through equity grants, are an effective vehicle to align the interests of executive officers with those of stockholders, encourage ownership in ICE and serve as a retention tool through multi-year vesting schedules. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing its grants. Equity awards are designed to target an individual grant date value between the market median to 75th percentile of ICE’s peer group, though actual awards may vary based on individual performance, internal equity considerations (including historical equity awards) and retention objectives.

Historically, we have relied on grants of stock options under the 2000 Stock Option Plan, which provide value to the executive only if our stock price increases, generally vesting over a three-year or four-year schedule. In 2004, the Compensation Committee and Board of Directors approved the adoption of the 2004 Restricted Stock Plan in order to attract, retain, and reward executive officers for the accomplishments of long-term performance goals, align objectives of the executive and ICE, and to provide the executive officers with the opportunity to earn an equity interest in ICE. ICE’s 2004 restricted stock unit awards for executive officers were based on a combination of time-vesting and performance-vesting shares that were linked to the cumulative EBITDA performance between 2005 and 2007. As part of the adoption of the 2004 Restricted Stock Plan, we initiated a tender exchange process whereby six of the then executive officers surrendered 817,600 stock options that had been granted in 2002 at a strike price of $12.00 per share in exchange for the receipt of 586,462 time-vesting restricted shares and 586,462 performance-vesting restricted shares at a fair market value of $8.00 per share. One additional executive officer was a new hire in June 2004, and received a grant of 38,750 time-vesting restricted shares and 38,750 performance-vesting restricted shares at a fair market value of $8.00 per share. The 2004 restricted stock unit awards were designed as a multi-year equity grant, with no additional equity awards planned through at least 2005. Accordingly, there were no equity grants to any of the NEOs in 2005. As of December 31, 2007, ICE achieved a cumulative EBITDA result between 2005 and 2007 in excess of the maximum target level. As a result, each individual achieved the maximum individual payout level for the performance-based restricted stock award granted in 2004. These amounts were included in the “2007 Non-Qualified Defined Contribution and Other Deferred Compensation Plans” table. The shares underlying these awards were delivered on January 10, 2008 (other than individuals who made individual deferral elections for a later date) following the determination that the maximum target level for the three-year period had been achieved.

In December 2006, the Compensation Committee approved an equity award to the executive officer group that included a mix of stock options and performance-based restricted stock units. The performance-based restricted stock units were earned based on the accomplishment of 2007 EBITDA performance and vest based on continued employment. The range of shares that could be issued under the performance-based restricted stock unit awards ranged from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold, 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum performance level. These awards vest over a three-year vesting schedule. In December 2007, the Compensation Committee exercised its discretion to exclude $11.1 million in transaction costs related to ICE’s unsuccessful offer to merge with the Chicago Board of Trade with regard to the 2007 annual bonus plan for all staff and the calculation of the performance condition related to the December 2006 performance-based equity grant. The Compensation Committee determined that this potential transaction was a non-recurring and exceptional item, and noted the fact that this transaction resulted in discrete financial statement presentation and non-GAAP disclosure in ICE’s Quarterly Reports on Form 10-Q during 2007. The Compensation Committee determined that ICE’s EBITDA for the 2007 fiscal year was between the above target and maximum levels, which resulted in individual awards at 190.75% of the target level. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on December 22, 2006 were delivered on February 14, 2008 following the Compensation Committee certification of the achievement of the performance target and the filing of ICE’s 2007 audited financial statements in its Annual Report on Form 10-K.

In December 2007, the Compensation Committee approved an equity award to the executive officer group that included a mix of stock options and performance-based restricted stock units. The performance-based restricted stock units were earned based on the accomplishment of 2008 EBITDA performance and were subject to a market condition that reduced the number of shares that were earned by 20% based on ICE’s 2008 total shareholder return (“TSR”) performance as compared to the S&P 500 index and vest based on continued employment. The range of shares that could be issued under the performance-based restricted stock unit awards ranged from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold, 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum performance level. These awards vest over a three-year vesting schedule. The Compensation Committee determined that ICE’s EBITDA for the 2008 fiscal year, which was $555.8 million, was at 97% of the target for this award, which is between the threshold and target levels, and ICE’s 2008 TSR trailed the S&P 500 TSR by more than 10%, which resulted in individual awards at 71.464% of the target level. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on December 24, 2007 were delivered on February 13, 2009 following the Compensation Committee certification of the achievement of the performance target and the filing of ICE’s 2008 audited financial statements in its 10-K.

In December 2008, the Compensation Committee approved an equity award to the executive officer group that included a mix of stock options and performance-based restricted stock units. The performance-based restricted stock units are earned based on the accomplishment of 2009 EBITDA performance, subject to a market condition that might reduce the number of shares that may be earned based on ICE’s 2009 TSR performance as compared to the Dow Jones Global Exchanges Index (“DJ GEI”). The stock market condition will reduce the number of shares earned by 10% if the TSR on ICE’s Common Stock during 2009 is below the DJ GEI Index by 10% or less and by 20% if the TSR on ICE’s Common Stock during 2009 is below the DJ GEI Index by more than 10%. The Compensation Committee used the DJ GEI for the TSR in 2009 as opposed to the S&P 500 index because the DJ GEI is believed to be a better comparison for these purposes since the DJ GEI compares ICE against only companies in the exchange space rather than comparing ICE to a broad based group of companies. The range of shares that can be earned under the performance-based awards ranges from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold, 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum performance level. The actual amount earned will be prorated for performance levels that fall between the specified performance targets. Both the stock option and performance-based restricted stock unit awards vest over a three-year vesting schedule. The Compensation Committee relied on benchmarking data from Towers Perrin, and considered retention factors, to construct grant guidelines for these equity awards. Based on this information, the December 16, 2008 awards to the NEOs consisted of the following grants: 28,681 stock options and 34,740 performance-based restricted stock units at “target performance” for Mr. Sprecher, 8,194 stock options and 9,925 restricted stock units at “target performance” for Mr. Hill, 12,292 stock options and 14,888 restricted stock units at “target performance” for Mr. Vice, 8,194 stock options and 9,925 restricted stock units at “target performance” for Mr. Goone, and 4,916 stock options and 5,955 restricted stock units at “target performance” for Mr. Marcial. The December 16, 2008 stock options have a strike price of $80.17, which was the closing price of our Common Stock on the grant date. The full range of awards for each NEO is illustrated in the “2008 Grants of Plan-Based Awards” table below.

We do not maintain formal targets for the allocation of various forms of non-cash awards. For the NEOs, ICE places a heavier emphasis on performance-based rewards that are generally comprised of a combination of stock options that only deliver value if our share price increases above the strike price on the date of grant and other forms of performance-based awards that incorporate stretch targets. In some cases, the Compensation Committee has utilized time-vesting restricted stock in order to give NEOs an immediate link to the creation of stockholder value and to serve as a retention device. For example, a component of Mr. Hill’s new hire equity award in May 2007 consisted of time-vesting restricted stock in conjunction with stock options. The Compensation Committee monitors the mix of equity awards by reviewing competitive equity data provided by its compensation consultant.

Equity awards are either approved at a regularly scheduled Compensation Committee meeting or via action by unanimous written consent after prior review of the grant materials. ICE management is not authorized to approve equity awards for officer level employees, and does not have the discretion or authority to govern the timing of equity awards. Any equity awards for officers that are approved outside of a Compensation Committee meeting require the signature and date of execution from each Compensation Committee member in order to establish a measurement date under SFAS 123R. ICE uses the closing price of its Common Stock on the NYSE on the grant date for purposes of establishing the strike price of stock options and for accounting purposes of other equity awards. ICE has not issued stock options with an exercise price below the fair market value of its Common Stock. The Compensation Committee does not seek to time the approval of equity awards with the release of material, non-public information.

Benefits and Perquisites

The benefits and perquisites offered to our executive officers are substantially the same as those offered to all ICE employees. ICE provides medical insurance, life and disability insurance, and other benefits to executives that are generally available to other employees. For its U.S. executive officers, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $100,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be afforded through the limits in our group disability plans ($10,000 per month). Our contributions to these benefits programs are included in the “All Other Compensation” section of the Summary Compensation table below. There are no other perquisites provided to any of our executive officers that would require disclosure in the Summary Compensation Table.

Retirement Plans

We provide retirement benefits to U.S. corporate officers through a 401(k) retirement plan on the same terms and conditions as those offered to all ICE employees. Generally, we provide a matching contribution of 100% of the first 5% of employee deferrals of eligible compensation, subject to Internal Revenue Service limits. We do not offer a defined benefit pension plan or any other form of supplemental executive retirement plan.

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interest of stockholders for ICE’s executives and directors to own a significant amount of ICE Common Stock. Accordingly, at its March 2009 meeting, the Compensation Committee adopted an updated Stock Ownership Policy. This policy is applicable to all ICE corporate officers and directors, and requires the following level of ownership (expressed as a multiple of base salary for executives and a multiple of annual cash retainer for directors):

Position	Ownership Multiple
Chief Executive Officer	ten times base salary
President	four times base salary
Senior Vice Presidents	two times base salary
Vice Presidents and any other corporate officer	one times base salary
Members of the Board of Directors of ICE	five times annual cash retainer

In determining the ownership multiple, the Compensation Committee considered information about ownership multiples at its peer companies and recommendations from third party groups such as Risk Metrics Group. “Ownership,” for purposes of this Stock Ownership Policy, includes (i) shares of ICE common stock that are owned outright (including those held by a spouse or dependent children), (ii) vested “in the money” stock options, and (iii) unvested restricted stock, restricted stock units and any deferred vested restricted stock units that are not subject to any performance based vesting metric. All unvested stock options, underwater stock options and unearned performance-based equity awards do not count towards the ownership targets. A new corporate officer will have five years from their date of hire or appointment as an officer to comply with this Stock Ownership Policy and a new director will have three years from their date of joining the Board of Directors to comply with this Stock Ownership Policy. The Compensation Committee will monitor the ownership levels of its executives and directors during this transition period.

To facilitate meeting the minimum holding requirements as specified in this Stock Ownership Policy in a timely fashion, the Compensation Committee recommends that all corporate officers and directors retain a minimum of 50% of the net value of each stock option exercise and vesting of restricted shares for all future grants of stock options or restricted stock until such corporate officer or director has satisfied the minimum stock ownership targets for their position. Further, the Compensation Committee recommends that for all future grants of stock options or restricted stock to the Chief Executive Officer, the Chief Executive Officer should retain a minimum of 50% of the net value of each stock option exercise and vesting of restricted shares for three years beyond the applicable exercise or vesting date.

The Compensation Committee will monitor the ownership levels of the Company’s corporate officers and directors on at least an annual basis. The Company intends to report compliance with this Stock Ownership Policy for the Named Executive Officers (as defined in the Company’s annual proxy statement) in the Company’s annual proxy statement or other publicly available document. In the event of noncompliance by a corporate officer or director, the Compensation Committee will review the facts and circumstances regarding the noncompliance and will use its discretion in determining the appropriate corrective actions and/or penalties. Such corrective actions and penalties include, but are not limited to, instructing the corporate officer or director to buy shares of the Company’s common stock in the open market to comply with the Stock Ownership Policy, reducing or eliminating future equity grants to the corporate officer or director until they comply with the Stock Ownership Policy or issuing a warning to the corporate officer or director.

As detailed in the following table, each of the NEO’s is currently in compliance with the Stock Ownership Policy:

Name and Position	Ownership Multiple of Base Salary Requirement	Actual Stock Ownership Multiple of Base Salary*
Jeffrey C. Sprecher	10 times	330
Chairman and Chief Executive Officer

Charles A. Vice	4 times	22
President and Chief Operating Officer

Scott A. Hill	2 times	2
Senior Vice President, Chief Financial Officer

David S. Goone	2 times	18
Senior Vice President, Chief Strategic Officer

Edwin D. Marcial	2 times	20
Senior Vice President, Chief Technology Officer

*	As defined in the Stock Ownership Policy.

Policy on Deductibility of Compensation

Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. Performance-based compensation that has been approved by ICE’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Compensation Committee of the Board of Directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

ICE’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives. ICE is emerging from a post-IPO transition period during which the requirements of Section 162(m) generally did not apply to ICE. In this Proxy Statement, ICE has included for stockholder approval two incentive plans that are designed to be compliant with Section 162(m) in order to preserve ICE’s ability to provide compensation that is “performance-based” within the meaning of the Code and therefore preserve ICE’s ability to maximize the deductibility of executive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information relating to the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey C. Sprecher	2008	780,000	—	2,896,581	1,191,235	1,372,000	24,270	6,264,086
Chairman and Chief Executive Officer	2007	725,000	—	3,603,267	880,805	1,047,625	24,020	6,280,717
	2006	725,000	—	1,760,240	224,339	1,232,500	23,389	3,965,468

Scott A. Hill(5)	2008	414,000	—	649,280	277,955	441,000	16,472	1,798,707
Senior Vice President, Chief Financial Officer	2007	246,750	350,000	118,038	60,462	230,778	1,765	1,007,793
	2006	—	—	—	—	—	—	—

Charles A. Vice	2008	530,000	—	1,667,529	585,770	612,500	21,067	3,416,866
President and Chief Operating Officer	2007	500,000	—	1,574,100	305,471	595,000	20,817	2,995,388
	2006	500,000	—	759,162	103,282	700,000	20,442	2,082,886

David S. Goone	2008	488,000	—	1,299,870	489,948	539,000	20,299	2,837,117
Senior Vice President, Chief Strategic Officer	2007	460,000	—	1,129,091	263,590	469,200	20,049	2,341,930
	2006	460,000	—	518,618	78,826	550,000	19,626	1,627,070

Edwin D. Marcial	2008	406,000	—	1,006,903	365,069	392,000	17,523	2,187,495
Senior Vice President, Chief Technology Officer	2007	390,000	—	1,015,974	218,764	364,650	17,273	2,006,661
	2006	365,000	—	610,208	81,285	401,500	17,008	1,475,001

Notes

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal years 2006 through 2008 in accordance with SFAS 123(R) for restricted stock unit grants in 2004, 2006, 2007 and 2008. The assumptions used in calculating the accounting expense for these awards are included in Note 10 of our Annual Report on Form 10-K (pages 116-121). These amounts reflect our accounting expense and not the actual value that may be realized by the executive under the award.

(2)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal years 2006 through 2008 in accordance with SFAS 123(R) for outstanding stock options granted in 2006, 2007 and 2008. The assumptions used in calculating the accounting expense for these awards are included in Note 10 of our Annual Report on Form 10-K (pages 116-121). These amounts reflect our accounting expense and not the actual value that may be realized by the executive under the award.

(3)	The amounts in this column represent fiscal year 2006 through 2008 bonus awards that were paid in January of the following calendar year.

(4)	The amounts in this column represent the items in the “All Other Compensation” table below.

(5)	Mr. Hill joined ICE on May 14, 2007. His 2007 salary reflects the pro-rated portion of his $390,000 annual salary for 2007. Mr. Hill’s 2007 bonus consists of a $150,000 one-time signing bonus and a $200,000 one-time relocation bonus.

2008 All Other Compensation

The following table details the incremental cost of perquisites received by each of the Named Executive Officers, as well as the other elements of compensation listed in the “All Other Compensation” column of the Summary Compensation Table, for fiscal year ended December 31, 2008.

Name	Perquisites and Benefits ($)	401(k) Matching Contributions ($)(1)	Life Insurance Premium ($)(2)	Disability Insurance Premium ($)(3)	Total ($)

Jeffrey C. Sprecher	—	11,500	3,912	8,858	24,270

Scott A. Hill	—	11,500	1,007	3,965	16,472

Charles A. Vice	—	11,500	1,804	7,763	21,067

David S. Goone	—	11,500	2,036	6,763	20,299

Edwin D. Marcial	—	11,500	761	5,262	17,523

Notes

(1)	The amounts in this column represent fiscal year 2008 contributions under our 401(k) and Profit Sharing Plan. Note 16 of our Annual Report on Form 10-K (Page 132) describes our matching formula, which is 100% of the first 5% of the eligible employee's compensation contributed to the 401(k) Plan, subject to plan and statutory limits as described in Note 16 of our Annual report on Form 10-K. Each NEO participates under the same terms and conditions as all eligible U.S. employees.

(2)	The amounts in this column represent fiscal year 2008 payments of term life insurance policies.

(3)	The amounts in this column represent fiscal year 2008 payments of supplemental disability insurance policies.

2008 Grants of Plan-Based Awards

The following table presents information relating to equity awards granted to the Named Executive Officers in fiscal year 2008. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan, “2005 EIP” refer to the 2005 Equity Incentive Plan and “ABP” refer to the Annual Bonus Plan.

Name	Grant Date and Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)		Max ($)	Threshold (#)	Target (#)	Max (#)
Jeffrey C. Sprecher
2000 SOP	12/16/2008	(1)								28,681	80.17	1,088,157
2005 EIP	12/16/2008	(2)					17,370	34,740	86,850		80.17
ABP	N/A		N/A	975,000	(3)	N/A

Scott A. Hill
2000 SOP	12/16/2008	(1)								8,194	80.17	310,880
2005 EIP	12/16/2008	(2)					4,962	9,925	24,812		80.17
ABP	N/A		N/A	289,800	(3)	N/A

Charles A. Vice
2000 SOP	12/16/2008	(1)								12,292	80.17	466,358
2005 EIP	12/16/2008	(2)					7,444	14,888	37,220		80.17
ABP	N/A		N/A	450,500	(3)	N/A

David S. Goone
2000 SOP	12/16/2008	(1)								8,194	80.17	310,880
2005 EIP	12/16/2008	(2)					4,962	9,925	24,812		80.17
ABP	N/A		N/A	414,800	(3)	N/A

Edwin D. Marcial
2000 SOP	12/16/2008	(1)								4,916	80.17	186,513
2005 EIP	12/16/2008	(2)					2,977	5,955	14,887		80.17
ABP	N/A		N/A	284,200	(3)	N/A

Notes

(1)	Represents stock options granted on December 16, 2008 with a three-year vesting schedule (33.3% after one year and the balance vesting ratably over the remaining 24 months). The grant date fair market value was $80.17 (the closing price of ICE Common Stock on that date) with a Black-Scholes value of $37.94 based on the following assumptions: Stock Price: $80.17, Exercise Price: $80.17, Expected Volatility: 61.4%, Expected Life: 4 Years, Expected Dividend Yield: 0%, Risk-Free Interest Rate: 1.2%.

(2)	Represents performance-based restricted stock unit granted on December 16, 2008 with a three-year vesting schedule (33.3% at approval of 2009 actual performance compared to the target, and 33.3% on each of the first business days in January 2011 and January 2012) at a grant date fair value of $80.17 per share (the closing price of ICE Common Stock on that date). The number of shares that will be issued is determined based on the accomplishment of a 2009 financial target. We did not recognize any accounting expense for this award in 2008, as the performance period had not commenced.

(3)	Represents full-year target payout levels under the annual bonus plan. Bonus targets as a percentage of salary for 2008 were as follows: 125% of salary for Mr. Sprecher, 85% of salary for Mssrs. Vice and Goone, and 70% of salary for Messrs. Hill and Marcial. Actual awards granted in any given year may range from no payouts to bonus payments above the established target levels. For fiscal 2008, the Compensation Committee authorized actual payouts that were, on average, 139% of target, with no NEO awarded a payout in excess of 152% of his established target, resulting in the following cash payments: Mr. Sprecher: $1,372,000, Mr. Hill: $441,000, Mr. Vice: $612,500, Mr. Goone: $539,000, and Mr. Marcial: $392,000.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table presents information relating to outstanding equity awards held by the Named Executive Officers for the fiscal year ended December 31, 2008, based on the closing price of $82.44 for our Common Stock on the NYSE on December 31, 2008. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan and “2005 EIP” refer to the 2005 Equity Incentive Plan.

Name	Grant Date		Option Awards				Stock awards
			Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested #	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jeffrey C. Sprecher
2000 SOP	12/11/2003	(2)	9,378	0	8.00	12/11/2013
2000 SOP	12/22/2006	(3)	24,858	12,903	104.23	12/22/2016
2000 SOP	12/28/2007	(3)	4,849	9,701	189.43	12/28/2017
2000 SOP	12/16/2008	(3)	0	28,681	80.17	12/16/2018
2005 EIP	2/22/2006	(4)					6,400	527,616
2005 EIP	12/22/2006	(5)							24,620	2,029,673
2005 EIP	12/28/2007	(6)							7,718	636,272
2005 EIP	12/16/2008	(7)							17,370	1,431,983

Scott A. Hill
2000 SOP	5/14/2007	(3)	2,046	1,832	138.80	5/14/2017
2000 SOP	12/28/2007	(3)	1,853	3,707	189.43	12/28/2017
2000 SOP	12/16/2008	(3)	0	8,194	80.17	12/16/2018
2005 EIP	5/14/2007	(8)					2,722	224,402
2005 EIP	12/28/2007	(6)							2,949	243,116
2005 EIP	12/16/2008	(7)							4,962	409,067

Charles A. Vice
2000 SOP	12/22/2006	(3)	8,067	4,033	104.23	12/22/2016
2000 SOP	12/28/2007	(3)	3,706	7,414	189.43	12/28/2017
2000 SOP	12/16/2008	(3)	0	12,292	80.17	12/16/2018
2005 EIP	2/22/2006	(4)					3,000	247,320
2005 EIP	12/22/2006	(5)							10,771	887,961
2005 EIP	12/28/2007	(6)							5,903	486,643
2005 EIP	12/16/2008	(7)							7,444	613,683

David S. Goone
2000 SOP	3/19/2001	(2)	4,865	0	7.04	3/19/2011
2000 SOP	12/11/2003	(2)	40,233	0	8.00	12/11/2013
2000 SOP	12/22/2006	(3)	4,895	3,629	104.23	12/22/2016
2000 SOP	12/28/2007	(3)	2,966	5,934	189.43	12/28/2017
2000 SOP	12/16/2008	(3)	0	8,194	80.17	12/16/2018
2005 EIP	2/22/2006	(4)					3,000	247,320
2005 EIP	12/22/2006	(5)							7,694	634,293
2005 EIP	12/28/2007	(6)							4,722	389,282
2005 EIP	12/16/2008	(7)							4,962	409,067

Edwin D. Marcial
2000 SOP	12/11/2003	(2)	9,669	0	8.00	12/11/2013
2000 SOP	12/22/2006	(3)	2,824	2,823	104.23	12/22/2016
2000 SOP	12/28/2007	(3)	2,149	4,301	189.43	12/28/2017
2000 SOP	12/16/2008	(3)	0	4,916	80.17	12/16/2018
2005 EIP	2/22/2006	(4)					1,967	162,159
2005 EIP	12/22/2006	(5)							6,155	507,418
2005 EIP	12/28/2007	(6)							3,421	282,027
2005 EIP	12/16/2008	(7)							2,977	245,424

Notes

(1)	Market value of stock awards calculated based on the closing price of our Common Stock on the NYSE on December 31, 2008: $82.44.

(2)	Stock options granted in 2001 and 2003 vest over a four-year period (25% after one year and the balance vesting ratably on a monthly basis over the remaining 36 months).

(3)	Stock options granted in 2006, 2007 and 2008 vest over a three-year period (33.3% after one year and the balance vesting ratably on a monthly basis over the remaining 24 months).

(4)	Represents time-vesting restricted stock units granted on February 22, 2006 with a three-year vesting schedule (33.3% per year on the anniversary date).

(5)	Represents performance-vesting restricted stock units granted on December 22, 2006 that vest based on the achievement of 2007 EBITDA performance vs. a pre-established target, and are issued over a three-year period (33.3% upon approval of 2007 actual performance compared to the target, and 33.3% on each of the first business days in January 2009 and 2010). Payout value reflects actual performance, which was 190.75% of the target performance levels.

(6)	Represents performance-vesting restricted stock units granted on December 28, 2007 that vest based on the achievement of 2008 financial performance vs. a pre-established target, as well as performance of ICE Common Stock vs. the S&P 500 Index, and are then issued over a three-year period (33.3% upon approval of 2008 actual performance compared to the target, and 33.3% on each of the first business days in January 2010 and 2011). Payout value reflects actual performance, which was 71.464% of the target performance level.

(7)	Represents performance-vesting restricted stock units granted on December 16, 2008 that vest based on the achievement of 2009 financial performance vs. a pre-established target, as well as performance of ICE Common Stock vs. the Dow Jones Global Exchange Index, and are then issued over a three-year period (33.3% upon approval of 2009 actual performance compared to the target, and 33.3% on each of the first business days in January 2011 and 2012). Payout value assumes achievement of threshold performance level. However, no compensation expense was recognized in 2008 for this award in accordance with SFAS 123R, as the performance period had not commenced.

(8)	Represents time-vesting restricted stock units granted on May 14, 2007 with a three-year vesting schedule (33.3% per year on the anniversary date).

2008 Option Exercises and Stock Vested During 2008

The following table presents information relating to stock option awards exercised and stock awards vested, respectively, during fiscal year 2008 for the Named Executive Officers.

	Option Awards Exercised in 2008		Stock Awards Vested in 2008
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Vested	Value Realized ($) (2)

Jeffrey C. Sprecher	959	32,654	51,668	6,183,444

Scott A. Hill	—	—	2,834	340,871

Charles A. Vice	21,311	3,077,602	23,530	2,771,272

David S. Goone	5,810	592,255	16,259	1,915,201

Edwin D. Marcial	35,823	4,056,929	18,326	2,175,900

Notes

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the stock options.

(2)	The amounts in this column are calculated by multiplying the number of shares that vested during 2008 by the fair market value of our Common Stock on the vesting date. As noted earlier, the 2004 restricted stock unit grants are not issued on the vesting date. Rather, the shares are delivered in accordance with individual deferral elections regarding the timing of distribution. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on December 28, 2007 was issued on February 13, 2009 following the Compensation Committee certification of the achievement of the performance target.

2008 Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not maintain any nonqualified defined contribution plans or cash-based nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash compensation. However, we believe that the awards of restricted stock units granted in 2004 under the 2004 Restricted Stock Plan require disclosure in the table below due to the fact that the issuances of shares pursuant to these awards are made in accordance with individual deferral elections regarding the timing of distributions. These awards are also disclosed in the 2008 Outstanding Equity Awards at Fiscal Year-End and the 2008 Option Exercises and Stock Vested tables above.

The following table presents information relating to the vesting and issuance of restricted stock unit awards held by the Named Executive Officers for the fiscal year ended December 31, 2008, based on the closing price of $82.44 for ICE’s Common Stock on the NYSE on December 31, 2008.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at 12/31/2008 ($) (4)

Jeffrey C. Sprecher	5,004,508	—	(12,106,600)	25,614,019	9,068,400

Scott A. Hill	—	—	—	—	—

Charles A. Vice	—	—	—	—	—

David S. Goone	1,317,143	—	(3,191,740)	6,807,050	2,390,760

Edwin D. Marcial	—	—	—	—	—

Notes

(1)	The amounts in this column relate to awards of performance-based restricted stock units granted under the 2004 Restricted Stock Plan for which the NEO elected to defer delivery of the shares underlying the awards from the applicable scheduled vesting date. As noted in the 2008 Outstanding Equity Awards at Fiscal Year-End table, shares underlying these restricted stock units are delivered not on the applicable vesting date but rather in accordance with individual deferral elections regarding the timing of distributions. The amounts in this column represent the portion of such deferred awards that were vested as of December 31, 2008 and were calculated by multiplying the number of shares at fiscal year-end by the fair market value of ICE's Common Stock on the applicable vesting date (December 31, 2007).

(2)	The amounts in this column were computed by calculating the difference between the closing price of our Common Stock on the NYSE on December 31, 2007 ($192.50) and December 31, 2008 ($82.44). These awards are settled in shares of our Common Stock, so the actual value realized may vary from the methodology in this table. None of the amounts reported in this column for each NEO were included in our Summary Compensation Table.

(3)	The amounts in this column are calculated by multiplying the number of shares delivered during 2008 by the fair market value of our Common Stock on the date(s) of delivery.

(4)	The amounts in this column are calculated by multiplying the number of vested but unissued shares underlying restricted stock units by the closing price of our Common Stock on December 31, 2008: $82.44. None of the amounts reported in this column for each NEO were included in our Summary Compensation Table.

Employment Agreements and Other Factors Affecting 2008 Compensation

We have entered into employment agreements with each of the NEOs, which contain provisions that govern compensation in the event of termination for cause, termination by ICE unrelated to a change in control, and termination by ICE after a change in control. The material provisions regarding the employment agreements and the provisions governing these termination scenarios are described below. Copies of the original employment agreements for all NEOs have been filed as exhibits to our Registration Statement on Form S-1 as part of our initial public offering in November 2005 and on a Current Report on Form 8-K that was filed with the SEC on May 2, 2007 with respect to Mr. Hill. ICE executed amended and restated versions of its employment agreements in December 2008. The primary purpose of the amendments was to provide for certain changes to the employment agreements that were intended to cause payments and benefits under the employment agreements to comply with, or be exempt from, the requirements of Section 409A of the Code (“Section 409A”), which governs nonqualified deferred compensation arrangements. In addition to the Section 409A changes, certain other changes were also made, as described below.

The amendments made in respect of Section 409A include, but are not limited to, changes to provide that upon certain qualifying terminations, severance payments will be made in the form of a lump sum payment (whether the qualifying termination occurs before or after a change in control), changes to narrow the definition of “good reason” for an executive’s resignation and other technical changes pertaining to the time and form of payment and the provision of certain benefits.

We also made certain other amendments to the employment agreements to reflect changes that have occurred in our business since the employment agreements were originally executed. These changes include updates to the terms of each executive’s “non-compete” covenant to our current business description and locations where we conducts business, technical changes to bring certain provisions into conformity across all employment agreements, changes to narrow the definition of “change of control” and the scope of each executive’s non-solicitation covenant. Copies of the amended and restated employment agreements for the NEOs were included on a Current Report on Form 8-K that was filed with the SEC on January 7, 2009.

Term of Employment

Each employment agreement with our NEOs provides for an initial employment term of two or three years, depending on the executive. The initial term is three years for Messrs. Sprecher, Vice, and Goone, and two years for Messrs. Hill and Marcial. The initial term of each agreement will be automatically extended every six months during the term of each agreement so that the remaining term of the agreement is never more than three years or less than two and a half years, in the case of Messrs. Sprecher, Vice and Goone, and never more than two years or less than one and a half years in the case of Messrs. Hill and Marcial, unless either ICE or the executive, prior to the date of extension, give written notice to the other that there will be no extension. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than six months less than the initial term.

Compensation

Each employment agreement provides for an initial annual base salary. Each of these executives is also eligible to receive an annual bonus and to receive from time to time grants of awards under the 2000 Stock Option Plan, 2004 Restricted Stock Plan and 2005 Equity Incentive Plan, in each case as determined by the Compensation Committee or by the Board of Directors as a whole.

Non-competition

Each executive agrees under his employment agreement that for the term of his employment agreement or, if less, for the one-year period which starts on the date that his employment terminates, not to assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that he performs for ICE for any other business entity that engages in operating global commodity and financial products marketplaces for the trading of physical commodities, futures contracts, options contracts, and other derivative instruments, providing risk management tools and clearing services and providing market data relating to these services in which ICE is engaged as of the date of termination of the executive’s employment or in which ICE proposes to engage under its business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the United States, Canada, the United Kingdom and Singapore. The employment agreements provide that each executive may own up to five percent of the stock of a publicly traded company that engages in such competitive business so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any of its customers or customers of its affiliates with whom the executive had contact, knowledge or association (1) at any time during the executive’s employment with ICE or its affiliates and (2) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means the remainder of the executive’s term of employment without regard to the reason for the executive’s termination of employment (as such initial term may have been extended under the agreement).

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom the executive had contact, knowledge or association to terminate his employment or business relationship with ICE or its affiliates (1) at any time during the executive’s employment with ICE or its affiliates and (2) at any time during the twelve month period immediately preceding the beginning of the “restricted period.”

Bonuses

Each executive is eligible to receive an annual bonus each year that is reasonable in light of his contribution for that year in relation to the contributions made and bonuses paid to ICE’s other senior executives for such year.

Confidentiality Provisions

Each of the executives named above is subject to customary confidentiality provisions during the term of employment and for a specified period after termination, and each executive must not use or disclose any of ICE’s trade secrets for as long as they remain trade secrets.

Termination for Cause or Executive Resignation Other than for Good Reason

If ICE terminates an executive for “Cause,” as such term is defined below, or any such executive resigns other than for “Good Reason,” as such term is defined below, ICE must pay the executive, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses.

Termination Unrelated to a Change in Control

If the termination of an executive is unrelated to a “change in control”, as such term is defined below, ICE must pay a lump sum cash payment equal to his salary and bonus for the remainder of the employment term, with the bonus so paid equal to the greater of the last annual bonus paid to him prior to termination and a specified percentage of base salary. The specified percentages for the bonus figure are 125% of salary for Mr. Sprecher,

85% of salary for Messrs. Vice and Goone, and 70% of salary for Messrs. Hill and Marcial. In addition, any stock options or other equity awards granted after the date of the original employment agreement will become exercisable or earned upon the executive’s termination. In addition, ICE must continue to make available coverage under the employee benefits plans as if an executive remained employed for the “Welfare Benefit Continuation Period,” which is defined as two years for Messrs. Sprecher, Vice, and Goone, and one and one-half years for Messrs. Hill and Marcial. If an executive delivers written notice that there will not be an extension of the agreement to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the term of the Employment Agreement.

“Cause,” as used in the employment agreements, generally means: (1) the employee is convicted of, pleads guilty to, or otherwise admits to any felony or act of fraud, misappropriation or embezzlement; (2) the employee knowingly engages or fails to engage in any act or course of conduct that is (a) reasonably likely to adversely affect ICE’s rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading the products defined in the non-competition section or (b) that violates the rules of any exchange or market on which ICE effects trades (or at such time are actively contemplating effecting trades) and is reasonably likely to lead to a denial of ICE’s right or qualification to effect trades on such exchange or market; (3) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of ICE; or (4) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by ICE that applies to him if the consequence to such violation ordinarily would be a termination of his employment.

“Change in Control,” as used in the employment agreements, generally means (1) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of any outstanding ICE securities eligible to vote in an election of directors (subject to certain exceptions, including if such person is the executive, an entity controlled by the executive or group of which the executive is a member), (2) any dissolution or liquidation of ICE or any sale or disposition of 50% or more of ICE’s assets or business; or (3) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE, unless (a) the persons who were the beneficial owners of outstanding ICE securities eligible to vote in an election of directors immediately before the consummation of such transaction hold more than 60% of the voting power immediately following the consummation of such transaction, and (b) each such person holds such securities in substantially the same proportion immediately following the consummation of such transaction as each such person had held immediately prior to the consummation of such transaction.

“Good Reason” generally means: (1) there is a material reduction in the executive’s base salary or opportunity to receive any annual bonus and equity grants without the executive’s express written consent; (2) there is a material reduction in the scope, importance or prestige of the executive’s duties; (3) ICE transfers the executive’s primary work site to a site that is more than thirty miles from his then current work site; (4) ICE, after a change in control, changes the executive’s job title or fails to continue to make available to the executive the same or equivalent plans, programs and policies; (5) there is a material breach of his employment agreement; or (6) in the case of Mr. Sprecher, ICE fails to nominate the executive for re-election to its board of directors.

Termination Following a Change in Control

If the termination occurs after the effective date of a Change in Control of ICE, ICE must pay the executive a lump sum amount of cash equal to a multiple of his salary and bonus. This multiple is three for Messrs. Sprecher, Vice and Goone, and two for Messrs. Hill and Marcial. The initial multiples were set in 2002 and are reviewed periodically by the Compensation Committee. In these circumstances, the applicable bonus amount will be the greater of the executive’s last annual bonus and a specified percentage of base salary. The specified percentages for the bonus figure are 125% of salary for Mr. Sprecher, 85% of salary for Messrs. Vice and Goone, and 70% of salary for Messrs. Hill and Marcial. ICE will also provide gross up payments to the terminated executive as necessary to compensate him for liability for certain excise taxes that may become due as a result of payments called for under the employment agreement. In addition, ICE must continue to make available coverage under the employee benefits plans as if an executive remained employed for the Welfare Benefit Continuation Period. If an executive delivers written notice to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the term of the Employment Agreement.

An executive terminated following, or as a result of, a Change in Control will be entitled to exercise his stock options that had been granted after entering into the employment agreement for the same period as if the executive had continued in employment through the remainder of his term. All of the executive’s stock options or other forms of equity awards granted after the date of the employment agreement will become exercisable or vest upon the executive’s termination.

2008 Payments Upon Termination

The following table presents the estimated benefits and payments for termination of the NEOs unrelated to a Change in Control and following a Change in Control, assuming the termination took place on the last business day of the most recently completed fiscal year. For certain items below, the values use a closing price of $82.44 for our Common Stock on the NYSE on December 31, 2008.

Name	Termination for Cause ($)	Voluntary Resignation Other Than for Good Reason ($)	Disability ($)	Death ($)	Termination by ICE Unrelated to a Change in Control ($)	Termination Following a Change in Control ($)
Jeffrey C. Sprecher
Cash Severance(1)	—	—	—	—	5,482,875	5,482,875
Cost of Welfare Benefits Continuation(2)	—	—	—	—	37,129	37,129
Value of Equity Awards Subject to Accelerated Vesting(3)	426	426	426	426	3,576,759	3,576,759
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	—	—	—	—	—	0

Total:	426	426	426	426	9,096,763	9,096,763

Scott A. Hill
Cash Severance(1)	—	—	—	—	1,407,600	1,407,600
Cost of Welfare Benefits Continuation(2)	—	—	—	—	30,238	30,238
Value of Equity Awards Subject to Accelerated Vesting(3)	71	71	71	71	607,579	607,579
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	—	—	—	—	—	0

Total:	71	71	71	71	2,045,417	2,045,417

Charles A. Vice
Cash Severance(1)	—	—	—	—	3,375,000	3,375,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	49,496	49,496
Value of Equity Awards Subject to Accelerated Vesting(3)	226	226	226	226	1,893,109	1,893,109
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	—	—	—	—	—	0

Total:	226	226	226	226	5,317,605	5,317,605

David S. Goone
Cash Severance(1)	—	—	—	—	2,871,600	2,871,600
Cost of Welfare Benefits Continuation(2)	—	—	—	—	47,968	47,968
Value of Equity Awards Subject to Accelerated Vesting(3)	178	178	178	178	1,484,019	1,484,019
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	—	—	—	—	—	0

Total:	178	178	178	178	4,403,587	4,403,587

Edwin D. Marcial
Cash Severance(1)	—	—	—	—	1,541,300	1,541,300
Cost of Welfare Benefits Continuation(2)	—	—	—	—	17,719	17,719
Value of Equity Awards Subject to Accelerated Vesting(3)	133	133	133	133	1,103,681	1,103,681
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	—	—	—	—	—	0

Total:	133	133	133	133	2,662,700	2,662,700

Footnotes

(1)	These amounts represent cash severance payments in accordance with employment agreements under certain termination scenarios as described above. These calculations assume all earned base salary and annual incentive payments have been paid. The duration is equal to three years for Messrs. Sprecher, Vice and Goone, and two years for Messrs. Marcial and Hill. Also, in light of the assumed termination date of December 31, 2008, the fiscal year 2007 bonus that was paid in January 2008 is the last bonus paid for purposes of the severance calculation under the employment agreements (with the exception of Mr. Hill, whose target bonus is the applicable bonus amount this year for the purpose of cash severance calculations).

(2)	The welfare benefit continuation costs include medical, dental, basic life insurance, and executive life insurance premiums. No additional costs are assumed at the end of the welfare benefit continuation period, as described above.

(3)	The market value of stock awards is calculated based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2008: $82.44. These costs include the repurchase of unvested restricted stock at the price of $.01 per share under certain termination scenarios, and the acceleration of vesting of unvested equity awards under other termination scenarios as described above. These amounts do not include the value of vested equity awards as of December 31, 2008, as well as a performance award approved on December 16, 2008, of which the performance cycle officially starts on January 1, 2009.

(4)	These amounts include the payment of golden parachute excise taxes and income tax gross-up payments, if applicable, under Internal Revenue Code Section 280G. In light of the assumed termination date of December 31, 2008, the "Base Amount" for these calculations uses the five-year W-2 compensation from 2003 through 2007.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are also ICE employees do not receive additional compensation for serving as directors. For 2008, non-employee director compensation consisted of:

•	An annual retainer of $45,000;

•	An annual retainer for committee members of: $10,000 Audit Committee; $10,000 Compensation Committee; and $10,000 Nominating and Corporate Governance Committee;

•

An annual retainer for committee chairpersons (in lieu of the committee member retainers described above) of: $25,000 Audit Committee; $20,000 Compensation Committee; and $20,000 Nominating and Corporate Governance Committee;

•	A lead director fee of $50,000 (Mr. Salerno served as the lead director in 2008); and

•

A grant of $175,000 in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share of the date of grant).

Directors do not receive fees for individual Board of Directors or committee meetings in addition to the annual retainers referenced above. Non-employee directors are permitted to elect a restricted share deferral mechanism for cash fees through the 2003 Restricted Stock Deferral Plan for Outside Directors, which are made through annual elections prior to the year of service, with a 10% discount on the value of Common Stock for any fees deferred through this method.

As with its executive compensation program, the Compensation Committee utilizes the services of an independent compensation consultant, Towers Perrin, to benchmark the competitiveness of its director compensation program. The Compensation Committee reviewed a director compensation benchmarking report in

May 2008 from Towers Perrin that analyzed each aspect of director compensation against the same 23 peer companies that were utilized for the executive compensation benchmarking report. The Compensation Committee did not make any changes to the ICE director compensation framework above during 2008.

In addition, in some cases, non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such services. In 2008, three of our non-management directors served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe and ICE Futures U.S., Inc.

Director Summary Compensation Table

The following table presents information relating to compensation for our directors for the fiscal year ending December 31, 2008.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Stock Option Awards ($)(3)	Total ($)
Charles R. Crisp	55,000	280,583	23,500	359,083

Jean-Marc Forneri(4)	—	295,218	23,500	318,718

Fred W. Hatfield(5)	70,000	244,723	—	314,723

Terrence F. Martell(6)	65,000	190,596	—	255,596

Sir Robert Reid(7)	157,725	256,488	23,500	437,713

Frederic V. Salerno	120,000	310,751	23,500	454,251

Richard L. Sandor, Ph.D.	9,025	48,176	23,500	80,701

Frederick W. Schoenhut(8)	95,000	190,596	—	285,596

Judith Sprieser	75,000	286,765	23,500	385,265

Vincent Tese	65,000	309,741	23,500	398,241

Notes

(1)	The amounts in this column represent fiscal year 2008 cash payments for Board and committee retainers that were not deferred through the 2003 Restricted Stock Deferral Plan for Outside Directors.

(2)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2008 in accordance with SFAS 123(R) for restricted stock unit grants in 2004, 2006, 2007 and 2008, and Director deferrals through the 2003 Restricted Stock Plan for Outside Directors. The assumptions used in calculating the accounting expense for these awards are included in Note 10 of our Annual Report on Form 10-K (pages 116-121). Grants to directors in 2008 were approved on February 29, 2008 based on the closing price of our Common Stock on the NYSE, which corresponded with a regularly scheduled Board meeting.

(3)	The amounts in this column represent the expense recognized for financial statement reporting purposes for fiscal year 2008 in accordance with SFAS 123(R) for outstanding stock options granted in 2005 and options granted in 2002 and 2003 that were exchanged for a restricted stock unit grant in 2004. The assumptions used in calculating the accounting expense for these awards are included in Note 10 of our Annual Report on Form 10-K (pages 116-121).

(4)	Mr. Forneri elected to contribute 100% of all retainers into the 2003 Restricted Stock Deferral Plan for Outside Directors.

(5)	Cash fees for Mr. Hatfield include $15,000 for service on the Board of Directors of ICE Futures U.S., Inc.

(6)	Cash fees for Mr. Martell include $10,000 for service on the Board of Directors of ICE Futures U.S., Inc.

(7)	Cash fees for Sir Reid include $92,725 for service on the Board of Directors of ICE Futures Europe (based on an exchange rate of 1.8545 GBP per USD)

(8)	Cash fees for Mr. Schoenhut include $50,000 for service on the Board of Directors of ICE Futures U.S., Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and, based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ICE’s proxy statement for the 2009 Annual Meeting of Stockholders.

Compensation Committee:

Vincent Tese, Chairperson

Charles R. Crisp

Sir Robert Reid

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 17, 2009 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our Named Executive Officers, and (iv) all of our director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 17, 2009 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 17, 2009, there were 72,735,361 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o IntercontinentalExchange, Inc, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Holders of More Than 5%:
Sands Capital Management, LLC(1)	6,128,711	8.4%
1100 Wilson Blvd., Suite 3050, Arlington, VA 22209
Delaware Management Holdings(2)	5,114,879	7.0%
2005 Market Street, Philadelphia, PA 19103
Named Executive Officers, Directors and Nominees:
Charles R. Crisp(3)(4)	28,303	*
Jean-Marc Forneri(3)(5)	57,740	*
Fred W. Hatfield(3)	2,193	*
Terrence F. Martell(3)	3,120	*
Sir Robert Reid(3)	19,055	*
Frederic V. Salerno(3)	20,767	*
Frederick W. Schoenhut(3)(6)	42,460	*
Judith A. Sprieser(3)	19,562	*
Vincent Tese(3)	38,561	*
Jeffrey C. Sprecher(7)(8)	2,287,530	3.1%
Scott A. Hill(7)	7,888	*
Charles A. Vice(7)	108,075	*
David S. Goone(7)	84,036	*
Edwin D. Marcial(7)	76,985	*
All Directors, Nominees and Executive Officers as a Group (18 persons)	3,162,465	4.3%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Based on a report on Schedule 13G dated February 12, 2009 filed by Sands Capital Management, LLC (the “Sands 13G”). According to the Sands 13G, Sands Capital Management, LLC has sole voting power over 4,128,207 shares of Common Stock and sole dispositive power over 6,128,711 shares of Common Stock.

(2)	Based on a report on Schedule 13G dated February 6, 2009 filed by Delaware Management Holdings and Delaware Management Business Trust (the “Delaware 13G”). According to the Delaware 13G, in aggregate, Delaware Management Holdings and Delaware Management Business Trust have sole voting power over 5,096,065 shares of Common Stock, shared voting power over 814 shares of Common Stock and sole dispositive power over 5,114,879 shares of Common Stock.

(3)	Beneficial ownership of directors includes stock options exercisable within 60 days of March 17, 2009 under the 2000 Stock Option Plan, and/or restricted stock unit awards that vest within 60 days of March 17, 2009 under the 2003 Restricted Stock Deferral Plan for Outside Directors.

(4)	Includes 3,000 shares of Common Stock held by Mr. Crisp’s spouse.

(5)	Includes 5,000 shares of Common Stock held by Atalant Inc., of which Mr. Forneri is an affiliate.

(6)	Includes 13,442 shares of Common Stock held by Mr. Schoenhut’s spouse and 7,117 shares of Common Stock held by Copia Trading Co. Ltd, of which Mr. Schoenhut is an affiliate.

(7)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 17, 2009 under the 2000 Stock Option Plan and restricted stock unit awards that vest within 60 days of March 17, 2008 under the 2005 Equity Incentive Plan.

(8)	Includes 1,952,978 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”) and 42,789 shares of Common Stock and 21,800 shares of Common Stock underlying restricted stock awards and stock options exercisable within 60 days of March 17, 2009 held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares underlying stock options held by his spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the authority to review and approve all transactions between us and one or more of our directors, or between us and any corporation, partnership, association or other organization in which one or more of our directors or officers serve as a director or officer or have a financial interest. In addition, our Code of Business Conduct and Ethics, which applies to all employees, officers and directors, generally prohibits conflicts of interests and that such conflicts in all cases should be discussed with management (or the Chief Executive Officer, in the case of conflicts related to outside employment or board membership). The Nominating and Corporate Governance Committee reports the findings of any review and its determinations regarding transactions with related persons to the full Board of Directors.

Our Board of Directors has also adopted a formal, written related-party transactions approval policy that provides that the Nominating and Corporate Governance Committee or the Board of Directors will review and approve transactions in excess of $120,000 of value in which we participate and in which a director, executive officer or 5% stockholder (or immediate family member of any of the foregoing) has or will have a direct or indirect material interest. Under this policy, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will be provided with the significant details of each related party transaction, including the material terms of the transaction and the benefits to ICE and to the relevant related party, as well as any other information it believes to be relevant to review and approve these transactions. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will consider, among other factors: (i) whether the terms of the transaction are fair to ICE; (ii) whether there are business reasons for ICE to enter into the transaction; (iii) whether the transaction would impair the independence of a non-employee director; and (iv) whether the transaction presents an impermissible conflict of interest, taking into account the size of the transaction, the financial position of the director, officer or related party, the nature of his or her interest in the transaction and the ongoing nature of the transaction. After consideration of the relevant information, the Board of Directors may approve only those related party transactions that they determine are not inconsistent with the best interests of ICE. This policy also includes categorical standards providing that specified types of transactions will be deemed not to be inconsistent with the best interests of ICE.

Relationships with Our Stockholders

Registration Rights

As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our Chief Executive Officer, Mr. Sprecher, owns all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX an equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to either our fair market value or $5 million, whichever is greater.

In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX, which currently owns 1,952,978 shares of our Common Stock. Under this agreement, CPEX is entitled to require us to register for resale into the public market its Common Stock if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters discounts up to a maximum of $4.5 million.

Relationships with Our Directors

Chicago Climate Exchange Agreements

Richard L. Sandor, a former director of ICE, who retired on March 13, 2008, is the chairman, chief executive officer and principal owner of the Chicago Climate Exchange, Inc., which operates futures and OTC markets for the trading of emissions. In July 2003, ICE entered into an agreement with the Chicago Climate Exchange to provide hosting services for the trading of the Chicago Climate Exchange emissions on our electronic platform. In December 2007, ICE entered a new agreement with Chicago Climate Exchange to provide the services. Under this agreement, the Chicago Climate Exchange was required to pay us a platform license fee, a platform operations fee and clearing fee of $2,300,000 in 2008, as well as certain fees relating to trading volumes. The Chicago Climate Exchange is also required to pay us for certain technology development work at an agreed upon rate. The initial term of this agreement began on January 1, 2008 and continues for five years. The agreement provides for automatic renewal of the term for additional one year periods following the expiration of the initial term unless either party provides at least 90 days notice of its intention not to renew.

In addition, in August 2004, ICE Futures Europe entered into a Cooperation and Licensing Agreement with the Chicago Climate Exchange. Pursuant to this agreement, the Chicago Climate Exchange and ICE Futures Europe formed a cooperative relationship for the purposes of promoting the development of a European emissions trading market through, in particular, the trading of emissions contracts on our electronic platform. The agreement provides for the Chicago Climate Exchange to fund ICE Futures Europe development and operating costs in relation to the emissions contracts, in return for which the Chicago Climate Exchange receives 75% of net transaction fee income from the emissions contracts (after the deduction of operating costs). Pursuant to an amendment to this agreement effective June 28, 2006, the amount that the Chicago Climate Exchange is entitled to receive decreased to 72.5%. In December 2004, the European Climate Exchange, which is a subsidiary of the Chicago Climate Exchange, acceded to the terms of the Cooperation and Licensing Agreement. Emissions contracts refer to any cash or spot or futures contract for European emissions allowances traded on our platform pursuant to this agreement. Consistent with, and subject to, its legal and regulatory obligations and the provisions of this agreement, ICE Futures Europe has agreed, among other obligations, to:

•	use commercially reasonable efforts to cooperate with the Chicago Climate Exchange in the design and listing of the emissions contracts;

•	manage, in cooperation with us, the process of modifying our electronic platform and other hardware and software as necessary to allow the trading of the emissions contracts;

•	provide required market supervision, compliance and regulatory arrangements; and

•

obtain the necessary regulatory approvals to allow the trading of the emissions contracts from trading screens located in the United Kingdom, Germany, France, the Netherlands, Switzerland, Sweden, Norway, the United States, and such other countries as ICE Futures Europe and the Chicago Climate Exchange agree.

The term of this agreement concludes on the later of December 31, 2012 and the date on which Phase I of the European Emissions Allowances Trading Scheme terminates, unless sooner terminated pursuant to special termination provisions of the agreement. The terms of this agreement provide for automatic renewal periods of one year following the conclusion of the term, unless terminated earlier by either party upon written notice provided no later than twelve months prior to the end of the term, or three months prior to the end of any renewal period.

During the year ended December 31, 2008, we recognized approximately $3.4 million in revenues pursuant to these agreements. We believe the relationship and agreements between ICE and the Chicago Climate Exchange and European Climate Exchange are arms-length transactions that are on commercially reasonable terms no less favorable to ICE than would be negotiated with an unaffiliated third party.

Other

Kelly L. Loeffler, a corporate officer and our Vice President, Investor Relations and Corporate Communications, is married to Jeffrey C. Sprecher, our Chairman and Chief Executive Officer. Since joining ICE in September 2002, Ms. Loeffler has reported directly to our Chief Financial Officer. In 2008, Ms. Loeffler received total cash compensation of $459,000.

SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2008, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements, except for one late filing for the exercise of stock options that occurred on January 22, 2008 and was not reported until May 14, 2008.

ITEM 2 — APPROVAL OF THE INTERCONTINENTALEXCHANGE, INC.

EXECUTIVE BONUS PLAN

Overview

On March 6, 2009, upon the recommendation of our Compensation Committee, our Board of Directors approved the adoption of the IntercontinentalExchange, Inc. Executive Bonus Plan (the “Executive Bonus Plan”), subject to approval by our stockholders at the Annual Meeting. If the Executive Bonus Plan is not approved by stockholders, no amounts will be payable under the Executive Bonus Plan.

We are submitting the Executive Bonus Plan to stockholders for their approval so that payments of bonuses under the Executive Bonus Plan will be tax-deductible as “performance-based compensation,” as defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” in any taxable year, unless the compensation is “performance-based compensation.” ICE is emerging from a post-IPO transition period during which the requirements of Section 162(m) generally did not apply to ICE. Notwithstanding the adoption or rejection of the Executive Bonus Plan and its submission to stockholders, ICE reserves the right to pay its executives, including participants in the Executive Bonus Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

The Executive Bonus Plan is intended to provide flexibility to our Compensation Committee to award cash and stock-based awards to our senior executives while satisfying the requirements under Section 162(m) for “performance-based compensation.” As discussed below, the Executive Bonus Plan establishes an “incentive pool” based on a fixed performance metric, which is our earnings before interest, taxes, depreciation and amortization, or “EBITDA”, from which participants may receive their bonus payments. A participant’s initial allocated percentage of the “incentive pool” establishes a maximum bonus that can be paid and the Executive Bonus Plan permits the Compensation Committee to reduce the amount of the bonus so that the bonus amounts actually paid reflect the Compensation Committee’s judgment of the appropriate incentive compensation to be awarded under the circumstances.

We believe that the design of the Executive Bonus Plan has several advantages for ICE and its stockholders:

•	All amounts paid under the Executive Bonus Plan should qualify for deduction under Section 162(m), including time-vested restricted stock and restricted stock units.

•

While the Executive Bonus Plan prescribes a formula for determining the incentive pool for any performance period, the Compensation Committee has the flexibility to continue to operate our incentive program in a manner consistent with past practices.

•

The plan design allows the Compensation Committee flexibility and discretion to adjust bonus amounts (but not in excess of the portion of the incentive pool allocated to a participant at the beginning of a performance period) as it deems appropriate.

Summary of the Executive Bonus Plan

The following summary of the material terms of the Executive Bonus Plan is qualified in its entirety by reference to the complete text of the Executive Bonus Plan, which is attached as Appendix A to this Proxy Statement.

The intent of the Executive Bonus Plan is to attract, retain and motivate selected executive officers of ICE and its affiliates to promote ICE’s long-term growth and profitability, while at the same time preserving the tax deductibility of payments as “performance-based compensation” under Section 162(m). Individuals will be designated as participants in the Executive Bonus Plan for a performance period, which generally will be a full fiscal year (each a “performance period”). As discussed in greater detail below, executive officers who are designated as participants in the Executive Bonus Plan will be paid a bonus based on an allocated percentage, determined at the beginning of a performance period, of an incentive bonus pool subject to the Compensation Committee’s discretion to reduce the amount of such bonus.

Administration

The Executive Bonus Plan generally will be administered by our committee of our Board of Directors made up of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m). Unless otherwise determined by our Board of Directors, our Compensation Committee will administer the Executive Bonus Plan.

Our Board of Directors or the Compensation Committee may terminate or amend the Executive Bonus Plan at any time, except that no amendment may, without participants’ consent, impair the rights of a participant under any outstanding award or cause an award to be nondeductible under Section 162(m). Stockholder approval of certain amendments to the Executive Bonus Plan may be required for bonuses to qualify as “performance-based compensation” under Section 162(m) or to comply with applicable law and stock exchange rules. The Executive Bonus Plan does not have a fixed term.

Eligibility and Participation

The Compensation Committee will designate those executive officers of ICE and its affiliates who will participate in the Executive Bonus Plan for any performance period within 90 days after the beginning of a performance period (or otherwise at a time that is permitted under Section 162(m)).

Formula for Incentive Compensation Pool

The Executive Bonus Plan provides for the establishment of an incentive compensation pool for each fiscal year. The size of this pool will be determined under the following formula: 3% of ICE’s EBITDA as reported to stockholders. The Compensation Committee will allocate a percentage of this pool to each participant for each performance period within the first 90 days of the performance period (or otherwise at a time that is permitted under Section 162(m)); provided that the percentage for any one participant may not exceed 60% of the total pool and the sum of the percentages for all participants cannot exceed 100% of the total pool. In no event will any participant be paid a bonus in excess of $6 million for any performance period.

Bonus Payments

Following the completion of each performance period, the Compensation Committee will certify the size of the incentive pool and each participant’s percentage established at the beginning of the performance period. Through the discretion reserved under the Executive Bonus Plan to reduce (but not increase) any awards, the Compensation Committee may reduce the amount awarded below the participant’s percentage of the pool, may apply any standard or formula in doing so and may apply additional conditions and terms of payment of awards, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Compensation Committee has the discretion to adjust amounts awarded downwards for any participant, in no event may the reduction of one participant’s actual allocation of the incentive pool result in the increase of another participant’s share of the incentive pool.

Bonuses may be paid in cash and/or in an ICE equity-based award (other than stock options) of equivalent value as determined by the Compensation Committee. The cash portion (if any) of a participant’s bonus generally will be paid by March 15th in the fiscal year after the fiscal year in which the performance period in which it is earned is completed, at such time as bonuses are paid for the relevant fiscal year, but not before the Compensation Committee certifies that the performance goals for such performance period were met. Any shares of ICE common stock or share-based awards issued in settlement of a bonus payment will be granted under one of our existing stockholder-approved plans, and would consist of unrestricted shares of ICE common stock, restricted shares of ICE common stock or stock units (which may be subject to service-based, performance-based or other vesting conditions). The cash value of any such payment in the form of stock or stock units will be determined by the Compensation Committee. If stock units, restricted stock units, restricted shares of ICE common stock or unrestricted shares of ICE common stock are granted, such awards will be valued based on the closing price of ICE common stock on the day such grant was made.

Any equity-based award forming part of a bonus under the Executive Bonus Plan will be subject to such terms and conditions (including vesting requirements) as the Compensation Committee (or other appropriate administrative committee) may determine. If a participant’s employment with ICE and its affiliates terminates for any reason before the end of a performance period, the participant will not be entitled to any bonus (although this is not a limitation on ICE’s ability to pay severance under an employment agreement, a severance plan or agreement or a similar agreement).

New Plan Benefits

The amount of each participant’s award for any performance period will be determined based on ICE’s EBITDA for the performance period and will be subject to the Compensation Committee’s right to reduce any participant’s award. As a result, it is not possible to determine the exact amount that will be payable to any participant in any performance period.

Maximum New Plan Benefits Under the IntercontinentalExchange, Inc. Executive Bonus Plan

The following table represents the maximum bonuses that could have been paid under the Executive Bonus Plan had it been in effect for a 2008 fiscal year performance period (prior to any reduction by the Compensation Committee):

Name and Position	Maximum Dollar Value (Subject to Compensation Committee’s discretion to reduce the amount of such bonus)*
Jeffrey C. Sprecher, Chairman and Chief Executive Officer	$3,334,800
Scott A. Hill, Senior Vice President and Chief Financial Officer	$3,334,800
Charles A. Vice, President and Chief Operating Officer	$3,334,800
David S. Goone, Senior Vice President and Chief Strategic Officer	$3,334,800
Edwin D. Marcial, Senior Vice President and Chief Technology Officer	$3,334,800
Executive Officers as Group	$16,674,000

*	This is the maximum amount that could have been paid under the Executive Bonus Plan, had it been in effect during the 2008 fiscal year performance period assuming the pool would have been distributed equally among the five eligible officers, and in each case would have been subject to reduction by the Compensation Committee. Additionally, the plan limits an each individual’s bonus to either (i) 60% of the bonus pool or (ii) $6 million.

If the Executive Bonus Plan had been in effect for the 2008 fiscal year performance period, the Compensation Committee would have used its discretion to reduce each participant’s bonus to an amount below the maximum bonus. Although the Compensation Committee cannot determine the amounts that would have been paid under the Executive Bonus Plan had it been in effect for the 2008 fiscal year performance period, ICE believes that Compensation Committee would have adjusted the maximum bonus amounts downward in accordance with its evaluation of each participant’s achievement of financial, strategic or individual goals to a figure consistent with the actual bonuses paid for 2008 and disclosed in this Proxy Statement.

Vote Required for Approval of the Executive Bonus Plan

This proposal requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the adoption of the approval of the Executive Bonus Plan.

ITEM 3 — APPROVAL OF THE INTERCONTINENTALEXCHANGE, INC.

2009 OMNIBUS INCENTIVE PLAN

Overview

On March 6, 2009, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the adoption of the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), subject to approval by our stockholders at the 2009 Annual Meeting. The Omnibus Incentive Plan will be effective on May 14, 2009 if it is approved by our stockholders at the 2009 Annual Meeting. If the Omnibus Incentive Plan is not approved by stockholders, no awards will be made under the Omnibus Incentive Plan and the Omnibus Incentive Plan will be null and void in its entirety.

The Omnibus Incentive Plan will be applicable only to awards granted on or after the date the Omnibus Incentive Plan is approved by our stockholders, and will replace:

•	ICE’s 2005 Equity Incentive Plan,

•	ICE’s 2004 Restricted Stock Plan,

•	ICE’s 2000 Stock Option Plan and

•	the Creditex 1999 Stock Option/Stock Incentive Plan

for awards granted on or after the date the Omnibus Incentive Plan is approved by our stockholders. The terms and conditions of awards granted under ICE’s 2005 Equity Incentive Plan, ICE’s 2004 Restricted Stock Plan, ICE’s 2000 Stock Option Plan and the Creditex 1999 Stock Option/Stock Incentive Plan prior to stockholder approval of the Omnibus Incentive Plan will not be affected by the adoption or approval of the Omnibus Incentive Plan and ICE’s 2005 Equity Incentive Plan, ICE’s 2004 Restricted Stock Plan, ICE’s 2000 Stock Option Plan and the Creditex 1999 Stock Option/Stock Incentive Plan will remain effective with respect to such awards. No new grants will be made under those plans after the Omnibus Incentive Plan becomes effective. The 2003 Restricted Stock Deferral Plan for our outside directors will not be affected by the approval of the Omnibus Incentive Plan and new grants may be made under this plan after the Omnibus Incentive Plan becomes effective. As of the record date, there are 211,191 shares available for grant under this plan.

Our Board of Directors believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and the benefit of our stockholders. Although we already maintain other equity-based incentive plans for employees, we have decided to adopt the Omnibus Incentive Plan in order to (i) avoid having to amend other existing plans, (ii) provide one administrative scheme for all new equity grants for employees and (iii) expand the types of equity-based compensation awards available for grant by the Compensation Committee to include stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other equity-based or equity-related awards.

Summary of the Omnibus Incentive Plan

The following summary of the material terms of the Omnibus Incentive Plan is qualified in its entirety by reference to the complete text of the Omnibus Incentive Plan, which is attached hereto as Appendix B.

The purpose of the Omnibus Incentive Plan is to attract, retain and motivate officers, directors and key employees (including prospective employees), consultants and others who may perform services for ICE and its consolidated subsidiaries, to compensate them for their contributions to the long-term growth and profits of ICE and to encourage them to acquire a proprietary interest in ICE’s success.

Administration

Our Compensation Committee will administer the Omnibus Incentive Plan. Among other things, the Compensation Committee will determine the persons who will receive awards under the Omnibus Incentive Plan, the time when awards will be granted, the terms of the awards and the number of shares of ICE common stock subject to the awards. Our Compensation Committee may allocate among its members and/or delegate to any person who is not a member of the Compensation Committee or to any administrative group within ICE, any of its powers, responsibilities and duties. Our Board of Directors, in its sole discretion, also may grant awards or administer the Omnibus Incentive Plan.

Our Compensation Committee will have complete control over the administration of the Omnibus Incentive Plan and will have sole discretion to make all determinations in respect of the Omnibus Incentive Plan (including, for example, the ability to determine whether individual awards may be settled in cash, shares of common stock, other awards or other property).

Eligibility

Awards may be made to directors, officers and employees (including prospective employees), consultants and other individuals who may perform services for ICE and its consolidated subsidiaries. As of March 17, 2009, approximately 800 directors, officers and employees would have been eligible to receive awards under the Omnibus Incentive Plan.

ICE Common Stock Available for Awards under the Plan

Subject to adjustment as described below, the total number of shares of ICE common stock that may be subject to awards granted under the Omnibus Incentive Plan is 3,700,000 shares. If approved by our stockholders, a total of 3,700,000 shares of our common stock (“common stock”) will be initially reserved for issuance under the 2009 Omnibus Incentive Plan, which represents approximately 5.09% of ICE’s outstanding shares as of the record date of the Annual Meeting. As of the record date for the Annual Meeting, ICE had 2,399,245 shares underlying outstanding stock options, with a weighted average exercise price of $37.12 and a weighted average remaining contractual term of 6.8 years and 735,392 shares underlying outstanding full value awards assuming target is achieved on the 2009 EBITDA performance metric. Shares of ICE common stock available for grant under ICE’s 2005 Equity Incentive Plan, ICE’s 2004 Restricted Stock Plan, ICE’s 2000 Stock Option Plan, and the Creditex 1999 Stock Option/Stock Incentive Plan as of March 17, 2009, will no longer be available for grant upon approval of the 3,700,000 shares of common stock under the Omnibus Incentive Plan. Under the Omnibus Incentive Plan, ICE may not make grants of stock options and SARs with terms of more than ten years. Shares of ICE common stock issued in connection with awards that are assumed, converted or substituted as a result of ICE’s acquisition of another company will not count against the number of shares that may be granted under the Omnibus Incentive Plan. Shares of ICE common stock underlying the awards will be available for reissuance under the Omnibus Incentive Plan in the event that an award is forfeited, expires, terminates or otherwise lapses without delivery of ICE common stock.

Shares of ICE common stock underlying the awards will not become available for re-grant under the Omnibus Incentive Plan if the shares are withheld by ICE to pay taxes, are withheld by or tendered to ICE to pay the exercise price of stock options, are repurchased from an optionee by ICE with proceeds from the exercise of stock options or are shares underlying stock appreciation rights that are not issued upon exercise due to net settlement of stock appreciation rights.

Shares issued under the Omnibus Incentive Plan may be authorized but unissued shares of ICE common stock or authorized and previously issued shares of ICE common stock reacquired by ICE. There is no limit on the amount of cash, securities (other than shares of ICE common stock) or other property that may be delivered pursuant to any award. No individual, however, will receive awards of stock options or stock appreciation rights covering, in either case, more than 1,000,000 shares (subject to adjustment as described below) in any one fiscal year. The maximum number of shares of ICE common stock to which restricted shares, restricted stock units, dividend equivalent rights and other types of equity-based or equity-related awards may be granted in the aggregate under the Plan to any one individual may not exceed 1,000,000 shares (subject to adjustment as described below) in any one fiscal year.

Our Compensation Committee will adjust the terms of any outstanding award, the number of shares of ICE common stock issuable under the Omnibus Incentive Plan and the limit on the number of shares subject to awards of stock options or stock appreciation rights in any one fiscal year, in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of ICE common stock (or issuance of share of stock other than shares of ICE common stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of ICE common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of ICE common stock, including any extraordinary dividend or extraordinary distribution.

The market value of ICE common stock on March 23, 2009 (based upon the closing price on the NYSE) was $79.55 per share.

Types of Awards

The Omnibus Incentive Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options), stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other equity-based or equity-related awards pursuant to which ICE common stock, cash or other property may be delivered. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Stock Options.

A stock option entitles the recipient to purchase shares of ICE common stock at a fixed exercise price. The Compensation Committee may grant stock options in such number and at such times as the Compensation Committee may determine, but no individual may receive options to acquire more than 1,000,000 shares (subject to adjustment as described above) of ICE common stock in any one fiscal year. The exercise price per share will be determined by the Compensation Committee but will not be less than 100% of the fair market value of ICE common stock on the date of grant. Fair market value will generally be the closing price of ICE common stock on the NYSE on the date of grant. Stock options generally must be exercised within 10 years from the date of grant.

Stock Appreciation Rights.

A stock appreciation right entitles the recipient to receive shares of ICE common stock, cash or other property equal in value to the appreciation of ICE common stock over the stated exercise price. The Compensation Committee may grant stock appreciation rights in such number and at such times as the Compensation Committee may determine, but no individual may receive stock appreciation rights covering more than 1,000,000 shares (subject to adjustment as described above) of ICE common stock in any one fiscal year. The exercise price per share will be determined by the Compensation Committee but will not be less than 100% of the fair market value of ICE common stock on the date of grant. Fair market value will generally be the closing price of ICE common stock on the NYSE on the date of grant. Stock appreciation rights must be exercised within 10 years from the date of grant.

Restricted Shares.

Restricted shares are shares of ICE common stock that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The Compensation Committee may grant or offer for sale restricted shares of ICE common stock in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine. Subject to such limits as the Compensation Committee may determine from time to time, the recipient will have the same voting and dividend rights as any other stockholder of ICE.

Restricted Stock Units.

A restricted stock unit is an unfunded, unsecured right to receive a share of ICE common stock, cash or other property at a future date. The Compensation Committee may grant restricted stock units in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine. The recipient will have only the rights of a general unsecured creditor of ICE and no rights as a stockholder of ICE until ICE common stock underlying the restricted stock units, if any, is delivered.

Dividend Equivalent Rights.

The Compensation Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the recipient to receive an amount equal to all or any portion of the regular cash dividends that would be paid on the shares of ICE common stock covered by such award as if such shares had been delivered. Dividend equivalent rights may be payable in cash, shares of ICE common stock or other property as determined by the Compensation Committee.

Other Stock-Based Awards.

The Compensation Committee may grant other types of equity-based or equity-related awards, including the grant of unrestricted shares of ICE common stock in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine. The maximum number of shares of Common Stock to which restricted shares, restricted stock units, dividend equivalent rights and other types of equity-based or equity-related awards may be granted in the aggregate under the Plan to any one individual may not exceed 1,000,000 shares (subject to adjustment as described above) in any one fiscal year.

Change in Control

Unless otherwise provided in the applicable award agreement, in the event of a “change in control,” as defined in the Omnibus Incentive Plan (which, unless otherwise specified in an award agreement or subsequently amended, is the same definition of “change in control” as used in the current employment agreements with ICE’s Senior Executive Officers), the surviving, continuing, successor or purchasing corporation (the “Acquiror”) may either assume ICE’s rights or obligations with respect to outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiror’s stock.

In the event of a change in control where the “Acquiror” does not assume or substitute for outstanding awards which are unexercisable or otherwise unvested or subject to lapse, restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as of the date of such change in control and any outstanding performance-based awards shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods. In addition, in the event of a change in control where the awards are not assumed, the grantee’s outstanding stock options and stock appreciation rights shall become fully vested and exercisable as of the date 20 days before the change in control subject to the consummation of the transaction.

Federal Income Tax Implications of Stock Options and Stock Appreciation Rights

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options and stock appreciation rights. This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options.

The recipient of an incentive stock option will not be required to recognize income for federal income tax purposes on the grant or exercise of such option, and ICE and its subsidiaries will not be entitled to a deduction. However, the excess of the fair market value of ICE common stock received on the date of exercise over the exercise price paid will be included in the recipient’s alternative minimum taxable income. The recipient’s basis in shares of ICE common stock received on exercise will be equal to the exercise price, and the recipient’s holding period in such shares will begin on the day following the date of exercise.

If an optionee does not dispose of ICE common stock acquired upon exercise within either the one-year period beginning on the date of exercise or the two-year period beginning on the date of grant of the incentive stock option, then any gain or loss realized by the optionee upon the subsequent disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to ICE or any of its subsidiaries. If the optionee disposes of ICE common stock within the one-year or two-year periods referred to above (a “disqualifying disposition”), the optionee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of ICE common stock on the date of exercise over the exercise price (or, if less, the net proceeds of the disposition), and ICE or one of its subsidiaries will generally be entitled to a corresponding deduction. Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise will be taxable as capital gain. If the amount realized is less than the exercise price, and the loss sustained on the disqualifying disposition would otherwise be recognized, the optionee will not recognize any ordinary income from the disposition and instead will recognize a capital loss.

Non-Qualified Stock Options and Stock Appreciation Rights.

The recipient of a stock option or a stock appreciation right will not be required to recognize income for federal income tax purposes upon the grant of such award, and ICE and its subsidiaries will not be entitled to a deduction. Upon the exercise of an option or a stock appreciation right, the recipient will recognize ordinary income in the amount by which the fair market value of ICE’s common stock at the time of exercise exceeds the exercise price, and ICE or one of its subsidiaries will be entitled to a corresponding deduction. The recipient’s basis in ICE common stock received will equal the fair market value of the shares on the exercise date, and the recipient’s holding period will begin on the day following the exercise date.

Section 162(m).

With regard to stock options and stock appreciation rights, any entitlement to a tax deduction on the part of ICE or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The Omnibus Incentive Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options and stock appreciation rights.

Transfer Restrictions

Except to the extent otherwise provided in any award agreement, no award (or any rights or obligations thereunder) granted to any person under the Omnibus Incentive Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. All awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

Amendment and Termination

Generally, our Board of Directors may from time to time suspend, discontinue, revise or amend the Omnibus Incentive Plan. Our Board of Directors may, but is not required to, seek stockholder approval of amendments to the Omnibus Incentive Plan. Our Board of Directors, however, must submit amendments to the Omnibus Incentive Plan to stockholders if required by applicable law, regulation or rule of a securities exchange or if the amendment would reduce the exercise price of outstanding stock options or stock appreciation rights.

Unless previously terminated by our Board of Directors, the Omnibus Incentive Plan will terminate on May 14, 2019, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

New Plan Benefits

Awards under the Omnibus Incentive Plan in 2009 will be subject to the Compensation Committee’s discretion. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2009 Stock Incentive Plan for the 2009 fiscal year.

Vote Required for Approval of the 2009 Omnibus Incentive Plan

This proposal requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the adoption of the Omnibus Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.theice.com.

The Audit Committee held 11 meetings during the fiscal year ended December 31, 2008. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee also discussed with Ernst & Young LLP the matters required under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2008 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of IntercontinentalExchange for the fiscal year ending December 31, 2009.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Audit Committee:

Frederic V. Salerno, Chairman

Terrence F. Martell

Judith A. Sprieser

ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our formation in May 2000 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2008 and 2007 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for the fiscal year for the integrated audit of our annual financial statements and review of statutory and regulatory filings. The aggregate fees included in the Audit-Related Fees category are fees for services performed in the fiscal years.

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees	$3,655,000	$2,658,500
Audit-Related Fees	476,000	520,500
Tax Fees	564,000	111,500
All Other Fees	—	—

Total	$4,695,000	$3,290,500

Audit Fees for the fiscal years ended December 31, 2008 and 2007 were for professional services rendered for the audits of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, audit of the effectiveness of internal controls as required by Section 404 of the Sarbanes-Oxley Act and services that are customarily provided in connection with statutory or regulatory filings. In fiscal year 2008, the audit fees included $662,000 of fees relating to the audit of internal controls over financial reporting in the United States and United Kingdom and $276,000 of fees relating to purchase accounting and consultation relating to the acquisition of Creditex Group, Inc. In fiscal year 2007, the audit fees included $508,400 of fees relating to the audit of internal controls over financial reporting in the United States and United Kingdom and $250,100 of fees relating to purchase accounting and consultation relating to the acquisition of ICE Futures U.S.

Audit-Related Fees for the fiscal years ended December 31, 2008 and 2007 were for due diligence and accounting consultation related to certain merger and acquisition activities.

Tax Fees for the fiscal year ended December 31, 2008 and 2007 were for a transaction cost analyses studies, research and development tax credit studies and tax consulting services related to an acquisition.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the provisions of its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public registered accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such fees. The Audit Committee pre-approved all services performed by the independent registered accounting firm in fiscal year 2008.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report”, will not be deemed incorporated, unless specifically provided otherwise in such filing.

STOCKHOLDERS’ PROPOSALS FOR 2010 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by us at our executive offices in Atlanta, Georgia, on or before December 1, 2009 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2010 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2009 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 14, 2010 and no later than February 13, 2010. However, if and only if the 2010 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2009 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting, (vi) the number and class of shares of each class of stock of ICE that are, directly or indirectly, owned of record and beneficially by any “associated person” of such stockholder or beneficial owner, (vii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of ICE, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of ICE or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (viii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of ICE, (ix) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such “associated person” has a right to vote any shares of any security of ICE, (x) any short interest in any security of ICE held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (xi) any right to dividends on the shares of any class of stock of ICE beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, which right is separated or separable from the underlying shares, (xii) any proportionate interest in shares of any class of stock of ICE or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such “associated person” is a general partner or with respect to which such stockholder, such beneficial owner, or such “associated person”, directly or indirectly, beneficially owns an interest in a general partner and (xiv) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such “associated person” is entitled based on any increase or decrease in the value of shares of any class of stock of ICE or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (vi) through (viii) above, as of the date of such stockholder notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). Stockholder nominations for the Board of Directors must comply with the procedures set forth above under “Corporate Governance — Nomination of Directors.”

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of IntercontinentalExchange.

By Order of the Board of Directors.

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

Atlanta, Georgia

March 31, 2009

Our 2008 Annual Report, which includes audited consolidated financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

Appendix A

INTERCONTINENTIALEXCHANGE, INC.

EXECUTIVE BONUS PLAN

Section 1. Purpose. The purpose of the ICE, Inc. Executive Bonus Plan (the “Plan”) is provide an incentive to attract, retain and reward selected executive officers of IntercontinentalExchange, Inc. (“ICE”) and its subsidiaries and affiliates (together with ICE, and their and its successors and assigns, the “Company”) to contribute to the Company’s growth and profitability. It is intended that any Bonus (as defined in Section 5(b)) payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.

Section 2. Administration.

(a) General. Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of ICE (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of ICE, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

(b) Role of the Committee. The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and allocating a percentage of the Incentive Pool (as defined in Section 5(a)) to each Participant in accordance with Section 5(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a)) and certifying the size of the Incentive Pool; (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c) Procedures; Decisions Final. Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d) Delegation. The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

(e) No Liability. No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan, any Award or any Bonus. Each Covered Person shall be indemnified and held harmless by ICE against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under this Plan and against and from any and all amounts paid by such Covered Person, with ICE’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that ICE shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once ICE gives notice of its intent to assume the defense, ICE shall have sole control over such defense with counsel of ICE’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of, and shall not be deemed to limit or modify, any other rights of indemnification or the advancement of expenses to which Covered Persons may be entitled under ICE’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that ICE may have to indemnify such persons or hold them harmless.

Section 3. Performance Period.

The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts (his or her “Bonus”) to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). The first Performance Period shall commence no earlier than January 1, 2009. Unless otherwise determined by the Committee, the Performance Period shall be ICE’s fiscal year. Performance Periods must be consecutive and may not overlap.

Section 4. Eligibility and Participation.

(a) Participants. Before the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for each Performance Period (the “Participants”).

(b) Changes During a Performance Period. Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period and (ii) before the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)) to add Participants to this Plan for a particular Performance Period.

Section 5. Bonus Amounts.

(a) Bonus Pool. For each Performance Period, a bonus pool (the “Incentive Pool”) shall be established equal to 3.0% of ICE’s EBITDA (as defined below). By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall allocate, in its sole discretion, a percentage of the Incentive Pool to each Participant for the Performance Period (the Participant’s “Award”); provided, however, that the Award for any Participant may not exceed 60% of the total Incentive Pool and the sum of the Awards for the Incentive Pool for all Participants cannot exceed 100% of the total Incentive Pool. For purposes of this Plan, the term “EBITDA” means, for the applicable Performance Period, ICE’s earnings before interest, taxes, depreciation and amortization, the components of which are reported in ICE’s annual report to stockholders or as otherwise publicly reported.

(b) Committee Discretion to Determine Bonus. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award will be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce the Award amount for any Participant for a particular Performance Period at any time before the payment of Awards to Participants. In no event, may the portion of the Incentive Pool allocated to a Participant pursuant to Section 5(a) be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus”.

(c) Maximum Bonus. Notwithstanding anything to the contrary in Section 5(b), under no circumstances shall the Bonus payable to any single Participant for any fiscal year exceed $6,000,000.00.

(d) Certification. Following the completion of each Performance Period and before any Bonus payment, the Committee shall certify in writing the size of the Incentive Pool for the Performance Period and certify the amount of each Participant’s Award (i.e., the amount equal to the percentage of the Incentive Pool allocated to the Participant pursuant to Section 6(a)).

(e) Termination During a Performance Period. If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan unless otherwise provided in the terms of the Award or otherwise determined by the Committee if the termination is due to death or disability.

Section 6. Payment of Bonus Amount.

Each Participant’s Bonus shall be payable by the Company, in the discretion of the Committee, in cash and/or a ICE equity-based award of equivalent value (provided that in determining the number of shares of ICE common stock, par value $1.00 per share (the “Common Stock”) (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Common Stock on the last trading day before such grant (with fractional shares being rounded down to the nearest whole share)). The cash portion of the Bonus (i) shall be paid by March 15th of the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as bonuses are paid by ICE for the relevant fiscal year, but not before the Committee certifies in writing the size of the Incentive Pool for such Performance Period, unless otherwise determined pursuant to Section 7(n) and (ii) shall be paid in U.S. dollars. Any equity-based award shall be granted under a stockholder-approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.

Section 7. General Provisions.

(a) Amendment, Termination, Etc. The Board or the Compensation Committee may at any time suspend or terminate this Plan or revise or amend it in any respect whatsoever, except that no suspension, termination, amendment or revision may cause an Award not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of ICE as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.

(b) Nonassignability. No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void and shall not be recognized or given effect by the Company.

(c) No Rights to Awards; No Employment Rights. Nothing in this Plan shall be construed to give any person any right to be granted an Award. Nothing in this Plan or any other action take pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will utilize any Participant’s services for any time, or in any position, or at any particular rate of compensation, nor shall this Plan confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

(d) Choice of Forum.

(1) Jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or Federal court located in Atlanta, Georgia over any suit, action or proceeding arising out of or relating to or concerning this Plan. The Company and each Participant, as a condition to such Participant’s participation in this Plan, acknowledge that the forum designated by this Section 7(d) has a reasonable relation to this Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 7(d).

(2) Acceptance of Jurisdiction. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in this Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 7(d)(1), (iii) undertake not to commence any action arising out of or relating to or concerning this Plan in any forum other than the forum described in this Section 7(d) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and each Participant.

(3) Service of Process. Each Participant, as a condition to such Participant’s participation in this Plan, hereby irrevocably appoints the General Counsel of ICE as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Plan, who shall promptly advise such Participant of any such service of process.

(4) Confidentiality. Each Participant, as a condition to such Participant’s participation in this Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 7(d), except that a Participant may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(e) Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLAN.

(f) Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts wholly made and performed in the State of Georgia, except to the extent superseded by Federal law.

(g) Tax Withholding. In connection with any payments to a Participant or other event under this Plan that gives rise to a Federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(h) Severability. If any provision of this Plan, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

(i) No Third Party Beneficiaries. This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(j) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(k) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(l) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(m) Plan Subject to Stockholder Approval. This Plan is adopted subject to the approval of the stockholders of ICE at the Company’s 2009 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

(n) Section 409A of the Code. To the extent that any Bonus payment is not exempt from the application of the requirements of Section 409A of the Code, this Plan and the provision of the Bonus shall be construed and interpreted in a manner so as to comply with such requirements. In particular, to the extent that any payment to be made to a Participant in connection with the Participant’s separation from service with the Company (within the meaning of Section 409A of the Code) would be subject to the additional tax of Section 409A of the Code, the payment will be delayed until six months after such Participant’s separation from service (or earlier death, disability or change in control event (each within the meaning of Section 409A of the Code)).

(o) No Funding. The Company will be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants will have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(p) No Rights to Other Payments; No Limitation on Other Payments. The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(q) No Effect on Benefits. Grants and payments under this Plan will constitute special discretionary incentive payments to the Participants and will not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

(r) Term of Plan. This Plan will continue until suspended, discontinued or terminated by the Board or the Compensation Committee in its sole discretion.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of — by ICE, it has caused the same to be signed by its duly authorized officer this      day of —.

INTERCONTINENTALEXCHANGE, INC.

By:
Name:
Title:

Appendix B

INTERCONTINENTALEXCHANGE, INC.

2009 OMNIBUS INCENTIVE PLAN

B-i

INTERCONTINENTALEXCHANGE, INC.

2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan is to attract, retain and motivate officers, directors and key employees (including prospective employees), consultants and others who may perform services for the Company (as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

This 2009 Omnibus Incentive Plan replaces the Company’s 2005 Equity Incentive Plan, the Company’s 2004 Restricted Stock Plan, the Company’s 2000 Stock Option Plan and the Creditex 1999 Stock Option/Stock Incentive (together, the “Prior Plans”), each as amended to the Effective Date (as hereinafter defined), for Awards (as hereinafter defined) granted on or after the Effective Date. Awards may not be granted under the Prior Plans beginning on the Effective Date, but this 2009 Omnibus Incentive Plan will not affect the terms or conditions of any stock option grants under the Prior Plans before the Effective Date.

1.2	Definitions of Certain Terms

For purposes of this 2009 Omnibus Incentive Plan, the following terms have the meanings set forth below:

1.2.1 “Award” means an award made pursuant to the Plan.

1.2.2 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.3 “Board” means the Board of Directors of ICE.

1.2.4 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.5 “Change in Control” means the happening of any of the following:

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of ICE eligible to vote for the election of the members of ICE’s Board (the “Company Voting Securities” unless, (1) such person is ICE or any subsidiary of ICE, (2) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of ICE or a subsidiary of ICE, (3) such person is the Grantee, an entity controlled by the Grantee or a group which includes the Grantee or (4) such person acquired such securities in a Non-Qualifying Transaction (as defined in 1.2.5(c));

(b) any dissolution or liquidation of ICE or any sale or the disposition of 50% or more of the assets or business of ICE, or

(c) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE unless (1) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (2) the number of the securities of such successor or survivor corporation representing the voting power described in 1.2.5(c)(1) held by the persons described in 1.2.5(c)(1) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction, provided (3) the percentage described in 1.2.5(c)(1) of the securities of the successor or survivor corporation and the number described in 1.2.5(c)(2) of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of ICE by the persons described in 1.2.5(c)(1) immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

1.2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.7 “Committee” has the meaning set forth in Section 1.3.1.

1.2.8 “Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.9 “Company” means IntercontinentalExchange, Inc. and its consolidated subsidiaries.

1.2.10 “Consent” has the meaning set forth in Section 3.3.2.

1.2.11 “Consultant” means any individual, corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company pursuant to a written agreement.

1.2.12 “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.13 “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of ICE.

1.2.14 “Effective Date” means May 14, 2009, or such other date when the Plan is approved by the stockholders of ICE.

1.2.15 “Employee” means a regular, active employee and a prospective employee of the Company.

1.2.16 “Employment” means a Grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A of the Code).

1.2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.18 “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.19 “Grantee” means an Employee, Director or Consultant who receives an Award.

1.2.20 “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.21 “ICE” means IncontinentalExchange, Inc. or a successor entity contemplated by Section 3.6.

1.2.22 “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparative companies. Such Performance Goals may include, but are not limited to, earnings; earnings per share; earnings before interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; cost management; dividend payout ratios; market share; economic value added; cash flow; total shareholder return, or other measures of performance selected by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in Applicable Laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

1.2.23 “Plan” means this 2009 Omnibus Incentive Plan, as amended from time to time.

1.2.24 “Plan Action” will have the meaning set forth in Section 3.3.1.

1.2.25 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.26 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of ICE and of any subsidiary corporation of ICE.

1.3	Administration

1.3.1 The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a) exercise all of the powers granted to it under the Plan;

(b) construe, interpret and implement the Plan and all Award Agreements;

(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d) make all determinations necessary or advisable in administering the Plan;

(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f) amend the Plan to reflect changes in applicable law but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent;

(g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h) amend any outstanding Award Agreement in any respect, but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by ICE, any of its subsidiaries or affiliates or any of its or their designees and (5) the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4 No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by ICE against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with ICE’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that ICE will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once ICE gives notice of its intent to assume the defense, ICE will have sole control over such defense with counsel of ICE’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under ICE’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that ICE may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Employees, Directors and Consultants.

1.5	Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other equity-based or equity-related Awards (including performance awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6	Shares of Common Stock Available for Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be granted under the Plan is 3,700,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by ICE. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.2 Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

1.6.3 Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Sections 2.3.1 and 2.4.1 and 2.9 and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of ICE, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of ICE. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of ICE with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3	Options

2.3.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock options may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.3.2 Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of ICE and of any subsidiary corporation of ICE) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option.

2.3.3 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value).

2.3.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.

2.3.5 Exercise of Stock Option and Payment for Shares. A stock option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to ICE specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair

Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6 Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.3.7 Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s stock option Award Agreement in respect of exercised stock options were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option over the exercise price paid therefor, without reduction for any shares of Common Stock applied to satisfy withholding tax or other obligations in respect of such shares.

2.4	Stock Appreciation Rights

2.4.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock appreciation rights may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.4.2 Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.

2.4.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of ten years from the date on which the stock appreciation right is granted.

2.4.4 Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to ICE specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5 Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.4.6 Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s stock appreciation right Award Agreement in respect of exercised stock appreciation rights were not satisfied, then the Grantee will be obligated to pay the Company, immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock subject to the exercised stock appreciation rights over the exercise price therefor, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such stock appreciation rights.

2.5	Restricted Shares

2.5.1 Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by ICE or its designated agent until the time the restrictions lapse.

2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid to the relevant Grantee.

2.5.3 Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s restricted share Award Agreement in respect of restricted shares which have become vested were not satisfied, then the Grantee will be obligated to pay the Company, immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such restricted shares.

2.6	Restricted Stock Units

2.6.1 Grant. The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of ICE until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.6.2 Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s restricted stock unit Award Agreement in respect of the delivery of shares underlying such restricted stock units were not satisfied, then the Grantee will be obligated to pay the Company, immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to such delivery date, without reduction for any shares applied to satisfy withholding tax or other obligations in respect of such shares of Common Stock.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of ICE until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8	Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.9	Individual Limitation on Awards

The maximum number of shares of Common Stock as to which restricted shares, restricted stock units, dividend equivalent rights and other types of equity-based or equity- related Awards may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent.

3.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of ICE as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of ICE.

3.2	Tax Withholding

As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3	Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1 At the time of a Change in Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiror”), may either assume ICE’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent Awards for the Acquiror’s stock. If the Acquiror is the same corporate entity as ICE, or its successor by merger, a reaffirmation of the Award shall be treated as an assumption, and a failure to reaffirm shall be treated as a failure to assume. Any assumption or substitution of an option or stock appreciation rights shall be designed to meet the requirements of Section 424 of the Code.

3.6.2 Unless otherwise determined by the Committee, if the Acquiror does not assume or substitute for outstanding Awards in connection with a Change in Control, Grantee’s outstanding stock options and stock appreciation rights shall become fully vested and exercisable as of the date twenty (20) days before the Effective Date of the Change in Control. The Committee shall notify the Grantee in writing or electronically that the stock option or stock appreciation rights shall be exercisable. Unless otherwise determined by the Committee, if the Acquiror does not assume or substitute for a Grantee’s outstanding restricted shares, restricted stock units or other equity-based awards in connection with a Change in Control, the Grantee’s outstanding restricted shares, restricted stock units and other equity-based awards shall become fully vested as of the Effective Date of the Change in Control, provided that any outstanding performance-based Awards shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods. The vesting and exercise of any Awards that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control.

3.6.3 The Award agreements may provide for additional rules applicable to awards.

3.6.4 In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in

Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment.

3.8	Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2 All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 14, 2019, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements and provided, further, that no Awards (other than a stock option or stock appreciation right) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the five-year anniversary of the stockholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Goals.

3.13	Section 409A

It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Grantees pursuant to Section 409A. The Company shall have no liability to any Grantee or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Grantee is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Grantee’s termination of Employment, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Grantee’s Termination of Service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Grantee’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Grantee’s death.

3.14	Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15	Choice of Forum

3.15.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in [Atlanta, Georgia] over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.15.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.15.1.

3.15.2 The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.15.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.15 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.15.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of ICE as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.15.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.15, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.16	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.17	Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.18	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.19	Successors and Assigns of ICE

The terms of the Plan will be binding upon and inure to the benefit of ICE and any successor entity contemplated by Section 3.6.

3.20	Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.21	Date of Adoption, Approval of Stockholders and Effective Date

The Plan was adopted on March 6, 2009 by the Board, subject to the approval by the stockholders of ICE at the 2009 Annual Meeting of Stockholders on May 14, 2009. The Plan will only be effective if it is approved by the stockholders of ICE at the 2009 Annual Meeting. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained; provided, however, that stock options and stock appreciation rights granted under the Plan prior to such stockholder approval may not be exercisable until after such stockholder approval and no shares of Common Stock may be delivered pursuant to a restricted stock unit granted under the Plan prior to such stockholder approval until after such stockholder approval; provided, further, that restricted stock and other equity-based or equity-related Awards may not be granted prior to obtaining stockholder approval. If the Plan is not so approved by the stockholders of ICE, then the Plan will be null and void in its entirety and the Prior Plans will remain in full force and effect.

INTERCONTINENTALEXCHANGE, INC. 2100 RIVEREDGE PARKWAY SUITE 500 ATLANTA, GA 30328

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 13, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 P.M. Eastern Daylight Time on May 13, 2009.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M12376	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INTERCONTINENTALEXCHANGE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” all the nominees listed and “FOR” Proposals 2-4.
		☐	☐	☐
Vote on Directors
1.	Election of Directors.
Nominees: 01) Charles R. Crisp 02) Jean-Marc Forneri 03) Fred W. Hatfield 04) Terrence F. Martell 05) Sir Robert Reid	06) Frederic V. Salerno 07) Frederick W. Schoenhut 08) Jeffrey C. Sprecher 09) Judith A. Sprieser 10) Vincent Tese

Vote On Proposals						For	Against	Abstain
2.	Proposal to approve the IntercontinentalExchange, Inc. Executive Bonus Plan.					☐	☐	☐
3.	Proposal to approve the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan.					☐	☐	☐
4.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.					☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature [Joint Owners]	Date

Annual Meeting Details:

May 14, 2009

8:30 a.m., local time

Four Seasons Hotel

75 Fourteenth Street

Atlanta, Georgia 30309

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Annual Report are available at www.proxyvote.com.

M12377

INTERCONTINENTALEXCHANGE, INC. Proxy Solicited by Board of Directors for 2009 Annual Meeting

The undersigned stockholder of IntercontinentalExchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of IntercontinentalExchange, Inc. to be held at the Four Seasons Hotel in Atlanta, Georgia 30309 on Thursday, May 14, 2009 at 8:30 a.m. and hereby appoints Scott Hill, Johnathan Short and Andrew Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if personally present to vote for the IntercontinentalExchange, Inc. common stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements and adjournments).

The securities that can be voted at the annual meeting consist of IntercontinentalExchange, Inc. common stock, $0.01 par value per share.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS AND ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)